                                                                       Exhibit 2


                                                                           DRAFT

================================================================================




                     CONTRIBUTION AND DISTRIBUTION AGREEMENT



                                 BY AND BETWEEN



                            LUCENT TECHNOLOGIES INC.



                                       AND



                                   AVAYA INC.




                         DATED AS OF SEPTEMBER 30, 2000




================================================================================

                                TABLE OF CONTENTS


TABLE OF CONTENTS.................................................................................................i

ARTICLE I   DEFINITIONS...........................................................................................1

ARTICLE II   THE CONTRIBUTION....................................................................................14
   2.1.      Transfer of Assets and Assumption of Liabilities....................................................14
   2.2.      Avaya Assets........................................................................................15
   2.3.      Avaya Liabilities...................................................................................16
   2.4.      Termination of Agreements...........................................................................18
   2.5.      Documents Relating to Transfer of Real Property Interests and Tangible Property Located Thereon.....19
   2.6.      Documents Relating to Other Transfers of Assets and Assumption of Liabilities.......................20
   2.7.      Ancillary Agreements................................................................................21
   2.8.      The Non-U.S. Plan...................................................................................21
   2.9.      Disclaimer of Representations and Warranties........................................................21
   2.10.     Financing Arrangements..............................................................................22
   2.11.     Governmental Approvals and Consents.................................................................22
   2.12.     Novation of Assumed Avaya Liabilities...............................................................23
   2.13.     Novation of Liabilities other than Avaya Liabilities................................................24
   2.14.     Third Party Intellectual Property License Agreements................................................24
   2.15.     Certain Termination Rights..........................................................................25

ARTICLE III   ACTIONS PENDING THE DISTRIBUTION...................................................................26
   3.1.      Transactions Prior to the Distribution..............................................................25
   3.2.      Conditions Precedent to Consummation of the Distribution............................................26

ARTICLE IV   THE DISTRIBUTION....................................................................................27
   4.1.      The Distribution....................................................................................27
   4.2.      Actions Prior to the Distribution...................................................................28
   4.3.      Conditions to Distribution..........................................................................28
   4.4.      Fractional Shares...................................................................................29
   4.5.      The Avaya Board of Directors........................................................................29
   4.6.      Charter; Bylaws; Rights Plan........................................................................29

ARTICLE V   MUTUAL RELEASES; INDEMNIFICATION.....................................................................30
   5.1.      Release of Pre-Distribution Claims..................................................................30
   5.2.      Indemnification by Avaya............................................................................32
   5.3.      Indemnification by Lucent...........................................................................32
   5.4.      Indemnification Obligations Net of Insurance Proceeds and Other Amounts.............................33
   5.5.      Procedures for Indemnification of Third Party Claims................................................33
   5.6.      Additional Matters..................................................................................35
   5.7.      Remedies Cumulative.................................................................................36
   5.8.      Survival of Indemnities.............................................................................36
   5.9.      Alleged Infringement or Misappropriation............................................................36

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
ARTICLE VI   CONTINGENT GAINS AND CONTINGENT LIABILITIES.........................................................38
   6.1.      Definitions Relating to Contingent Gains and Contingent Liabilities.................................38
   6.2.      Contingent Gains....................................................................................41
   6.3.      Exclusive Contingent Liabilities....................................................................42
   6.4.      Shared Contingent Liabilities.......................................................................43
   6.5.      Payments............................................................................................44
   6.6.      Procedures to Determine Status of Contingent Liability or Contingent Gain...........................44
   6.7.      Certain Case Allocation Matters.....................................................................45
   6.8.      Termination of Certain Article VI Provisions........................................................45

ARTICLE VII   INTERIM OPERATIONS AND CERTAIN OTHER MATTERS.......................................................46
   7.1.      Insurance Matters...................................................................................46
   7.2.      Operating Financial Liabilities.....................................................................47
   7.3.      Certain Business Matters............................................................................49
   7.4.      Late Payments.......................................................................................49

ARTICLE VIII   EXCHANGE OF INFORMATION; CONFIDENTIALITY..........................................................49
   8.1.      Agreement for Exchange of Information; Archives.....................................................49
   8.2.      Ownership of Information............................................................................50
   8.3.      Compensation for Providing Information..............................................................50
   8.4.      Record Retention....................................................................................51
   8.5.      Limitations of Liability............................................................................51
   8.6.      Other Agreements Providing for Exchange of Information..............................................51
   8.7.      Production of Witnesses; Records; Cooperation.......................................................51
   8.8.      Confidentiality.....................................................................................52
   8.9.      Protective Arrangements.............................................................................53

ARTICLE IX DISPUTE RESOLUTION....................................................................................53
   9.1.      Disputes............................................................................................53
   9.2.      Escalation; Mediation...............................................................................54
   9.3.      Court Actions.......................................................................................54

ARTICLE X   FURTHER ASSURANCES AND ADDITIONAL COVENANTS..........................................................55
   10.1.     Further Assurances..................................................................................55
   10.2.     Qualifications as Tax-Free Distribution.............................................................56
   10.3.     Changes in Avaya Stock Ownership Following the Distribution.........................................56
   10.4.     Compliance with Separation and Distribution Agreement...............................................57

ARTICLE XI   TERMINATION.........................................................................................57

ARTICLE XII   MISCELLANEOUS......................................................................................57
   12.1.     Counterparts; Entire Agreement; Corporate Power.....................................................57
   12.2.     Governing Law.......................................................................................58
   12.3.     Assignability.......................................................................................58
   12.4.     Third Party Beneficiaries...........................................................................59
   12.5.     Notices.............................................................................................59
   12.6.     Severability........................................................................................60


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
   12.7.     Force Majeure.......................................................................................60
   12.8.     Publicity...........................................................................................60
   12.9.     Expenses............................................................................................60
   12.10.    Headings............................................................................................60
   12.11.    Survival of Covenants...............................................................................61
   12.12.    Waivers of Default..................................................................................61
   12.13.    Specific Performance................................................................................61
   12.14.    Amendments..........................................................................................61
   12.15.    Interpretation......................................................................................61


Signatures

                                    SCHEDULES

Schedule 1.12(a)....................Supply and Vendor Contracts and Agreements
Schedule 1.12(d)....................Federal, State, and Local Government Contracts and Agreements
Schedule 1.12(e)....................Capital or Operating Equipment Lease Obligations
Schedule 1.12(g)....................Other Avaya Contracts
Schedule 1.13.......................Initial Avaya Stock Ownership Percentage
Schedule 1.74.......................Non-U.S. Plan
Schedule 1.81.......................Prohibited Strategic Alliances
Schedule 2.1(c).....................Delayed Transfer Assets and Liabilities
Schedule 2.2(a)(i)..................Avaya Assets
Schedule 2.2(a)(iv).................Capital Stock of Transferred Subsidiaries
Schedule 2.2(b)(i)..................Excluded Assets
Schedule 2.2(b)(iv).................Excluded Contracts and Agreements
Schedule 2.3(b)(v)..................Excluded Environmental Liabilities
Schedule 2.4(b)(ii).................Crossover Agreements
Schedule 2.5........................Real Estate Documentation
Schedule 2.14(a)....................Assigned Intellectual Property License Agreements
Schedule 6.1(f).....................Exclusive Avaya Contingent Gains and Liabilities
Schedule 6.1(g).....................Exclusive Lucent Contingent Gains and Liabilities
Schedule 6.1(k).....................Shared Contingent Gains
Schedule 6.1(l).....................Shared Contingent Liabilities
Schedule 6.6........................Third Party Claims, Actions
Schedule 7.2(a).....................Avaya OFLs


                                    EXHIBITS

Exhibit A...........................Amended and Restated Bylaws of Avaya
Exhibit B...........................Amended and Restated Certificate of Incorporation of Avaya
Exhibit C...........................Rights Agreement of Avaya

                     CONTRIBUTION AND DISTRIBUTION AGREEMENT


         THIS CONTRIBUTION AND DISTRIBUTION AGREEMENT, dated as of September 30, 2000, is by and between Lucent and Avaya. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

                                 R E C I T A L S

         WHEREAS, the Board of Directors of Lucent has determined that it is in the best interests of Lucent and its stockholders to separate Lucent's existing businesses into two independent businesses;

         WHEREAS, in furtherance of the foregoing, it is appropriate and desirable to transfer the Avaya Assets to Avaya and its Subsidiaries and to cause Avaya and its Subsidiaries to assume the Avaya Liabilities, all as more fully described in this Agreement and the Ancillary Agreements;

         WHEREAS, the Board of Directors of Lucent has further determined that it is appropriate and desirable, on the terms and conditions contemplated hereby, for Lucent to distribute to holders of shares of Lucent Common Stock all of the outstanding shares of Avaya Common Stock owned directly or indirectly by Lucent;

         WHEREAS, the Distribution is intended to qualify as a tax-free spin-off under Section 355 of the Code; and

         WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Contribution and the Distribution and certain other agreements that will govern certain matters relating to the Contribution and the Distribution and the relationship among Lucent, Avaya and their respective Subsidiaries following the Distribution.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         For the purpose of this Agreement the following terms shall have the following meanings:

         1.1 ACTION means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

         1.2 AFFILIATE of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

         1.3 AGENT means the distribution agent to be appointed by Lucent to distribute to the stockholders of Lucent all of the shares of Avaya Common Stock held by Lucent pursuant to the Distribution.

         1.4 AGREEMENT means this Contribution and Distribution Agreement, including all of the Schedules and Exhibits hereto.

         1.5 ANCILLARY AGREEMENTS means the deeds, lease assignments and assumptions, leases, subleases and sub-subleases, and the supplemental and other agreements and instruments related thereto, substantially in the forms attached as Schedule 2.5, the Global Purchase and Service Agreement, the General Sales Agreement and the reseller, subcontracting and original equipment manufacturing
(OEM) arrangements and other supplemental agreements related thereto, the Employee Benefits Agreement and other related agreements thereto, the Interim Services and Systems Replication Agreement, the Microelectronics Product Purchase Agreement, the Master Services Agreement, the Master Subcontracting Agreement, the Patent Assignment, the Patent and Technology License Agreement, the Tax Sharing Agreement, the Development Project Agreement, the Technology Assignment and Joint Ownership Agreement, the Trade Dress Assignment, the Trademark and Service Mark Assignment, the Trademark License Agreement and the agreements and other documents comprising the Non-U.S. Plan.

         1.6 ASSETS means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

                  (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  (b) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                  (d) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

                  (e) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

                  (f) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                  (g) all deposits, letters of credit and performance and surety bonds;

                  (h) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                  (i) all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, other proprietary information and licenses from third Persons granting the right to use any of the foregoing;

                  (j) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

                  (k) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  (l) all prepaid expenses, trade accounts and other accounts and notes receivable;

                  (m) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                  (n) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  (o) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any Governmental Authority;

                  (p) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

                  (q) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

         1.7 AVAYA means Avaya Inc., a Delaware corporation.

         1.8 AVAYA ASSETS has the meaning set forth in Section 2.2(a).

         1.9 AVAYA BALANCE SHEET means the audited consolidated balance sheet of Avaya, including the notes thereto, as of September 30, 1999.

         1.10 AVAYA BUSINESS means: (a) the business and operations of (i) the enterprise voice business that develops, sells and services communications servers and private switching systems that support telephone, messaging and customer relationship management applications for multiple users within a business or other organization; (ii) the enterprise data networking business that provides a wide range of data networking products and software for businesses and other end users; (iii) the Systimax(R) connectivity solutions business that provides broadband, multi-use cabling systems within a building or a campus of a business or other end users; and (iv) such other business and operations currently carried on by the enterprise networks business group of Lucent; and (b) except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Avaya Business (as described in subsection (a) above) as then conducted, but in any event not the businesses and operations related to the Excluded Assets.

         1.11 AVAYA COMMON STOCK means the Common Stock, $.01 par value per share, of Avaya.

         1.12 AVAYA CONTRACTS means the following contracts and agreements to which Lucent or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by Lucent or any member of the Lucent Group pursuant to any provision of this Agreement or any Ancillary Agreement:

                  (a) any supply or vendor contracts or agreements listed or described on Schedule 1.12(a);

                  (b) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the Avaya Group;

                  (c) any contract or agreement, including joint venture agreements, that relates primarily to the Avaya Business;

                  (d) federal, state and local government and other contracts and agreements that are listed or described on Schedule 1.12(d);

                  (e) any contract or agreement representing capital or operating equipment lease obligations reflected on the Avaya Balance Sheet, including obligations as lessee under those contracts or agreements listed on Schedule 1.12(e);

                  (f) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to Avaya or any member of the Avaya Group;

                  (g) (i) any guarantee, indemnity, representation, warranty or other Liability of any member of the Avaya Group or the Lucent Group in respect of any Avaya Contract, any Avaya Liability or the Avaya Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the Avaya Business), and
(ii) the contracts, agreements and other documents listed or described on
Schedule 1.12(g); and

                  (h) any Avaya OFL.

         1.13 AVAYA CUMULATIVE OWNERSHIP CHANGE means the total percentage Change in Avaya Stock Ownership and shall be calculated by multiplying (a) a fraction, (i) the numerator of which is the sum of (A) the total number of shares of Avaya stock proposed to be issued or for which there is a change in ownership in the proposed Change in Avaya Stock Ownership, (B) the total number of shares of Avaya stock issued or for which there has been a change in ownership in all prior Changes in Avaya Stock Ownership, [and (C) the number of shares of Avaya stock set forth on Schedule 1.13], and (ii) the denominator of which is the total number of shares of Avaya stock that would be outstanding after the proposed Change in Avaya Stock Ownership, by (b) 100.

         1.14 AVAYA GROUP means Avaya, each Subsidiary of Avaya and each other Person that is either controlled directly or indirectly by Avaya immediately after the Distribution Date or that is contemplated to be controlled by Avaya pursuant to the Non-U.S. Plan (other than any Person that is contemplated not to be controlled by Avaya pursuant to the Non-U.S. Plan).

         1.15 AVAYA INDEMNITEES has the meaning set forth in Section 5.3(a).

         1.16 AVAYA LIABILITIES has the meaning set forth in Section 2.3(a).

         1.17 AVAYA OFL's has the meaning set forth in Section 7.2(a).

         1.18 BELL LABORATORIES means the Assets of Lucent's Bell Laboratories division as of the date hereof.

         1.19 BYLAWS means the Amended and Restated Bylaws of Avaya, substantially in the form attached hereto as Exhibit A.

         1.20 CERTIFICATE means the Amended and Restated Certificate of Incorporation of Avaya, substantially in the form attached hereto as Exhibit B.

         1.21 CHANGE IN AVAYA STOCK OWNERSHIP means any change in the ownership of any class of stock of Avaya or of options or other interests exchangeable for or convertible into any class of stock of Avaya including, without limitation, a change resulting from issuance of any class of stock of Avaya in connection with a public offering, private placement, stock or asset acquisition, merger, option grant or capital contribution, or any change in ownership required to be reported on Schedule 13D or 13G (or successor schedules thereto) with the Commission. Notwithstanding the foregoing, a stock issuance shall not include changes in ownership resulting from public trading that are not required to be reported on Schedule 13D or 13G (or successor schedules thereto) or issuances of stock of Avaya upon the exercise of employee stock options in the ordinary course of business. This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code following the Distribution and shall be interpreted accordingly. Any clarification or change in the statute or regulations promulgated under Section 355(e) of the Code shall be incorporated in this definition and its interpretation.

         1.22 CHANGE OF CONTROL of any Person means any of the following: (a) the consummation of a merger, consolidation, or similar business combination involving such Person and the securities of such Person that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors ("Voting Securities") are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the combined voting power of the Voting Securities of the surviving Person or transferee; (b) a sale or other disposition of all or substantially all of the assets of such Person; (c) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 40% or more of the combined voting power of the then outstanding Voting Securities; or (d) individuals who, as of the Distribution Date, constitute the Board of Directors of such Person (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the Distribution Date (other than any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board) whose election or nomination for election by the stockholders of such Person was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

         1.23 CODE means the Internal Revenue Code of 1986, as amended.

         1.24 COMMISSION means the Securities and Exchange Commission.

         1.25 CONSENTS means any consents, waivers or approvals from, or notification requirements to, any third parties.

         1.26 CONTINGENT CLAIM COMMITTEE, CONTINGENT GAIN AND CONTINGENT LIABILITIES have the respective meanings set forth in Section 6.1.

         1.27 CONTRIBUTION means the transfer of the Avaya Assets to Avaya and its Subsidiaries and the assumption by Avaya and its Subsidiaries of the Avaya Liabilities, all as more fully described in this Agreement and the Ancillary Agreements.

         1.28 CROSS-OVER AGREEMENT has the meaning set forth in Section 2.4(b).

         1.29 DELAYED TRANSFER ASSETS means any Avaya Assets that are expressly provided in this Agreement or any Ancillary Agreement to be transferred after the date of this Agreement.

         1.30 DELAYED TRANSFER LIABILITIES means any Avaya Liabilities that are expressly provided in this Agreement or any Ancillary Agreement to be assumed after the date of this Agreement.

         1.31 DETERMINATION REQUEST means a written request made to the Contingent Claim Committee, pursuant to Section 5.5(b), for a determination as to whether a Third Party Claim specified in such request constitutes a Shared Contingent Liability.

         1.32 DEVELOPMENT PROJECT AGREEMENT means the Development Project Agreement, dated as of October 1, 2000, as amended, by and between Lucent and Avaya.

         1.33 DISTRIBUTION means the distribution by Lucent on a pro rata basis to holders of Lucent Common Stock of all of the outstanding shares of Avaya Common Stock owned by Lucent on the Distribution Date as set forth in Article IV.

         1.34 DISTRIBUTION DATE means the date determined pursuant to Section
4.1 on which the Distribution occurs.

         1.35 EMPLOYEE BENEFITS AGREEMENT means the Employee Benefits Agreement, dated as of October 1, 2000, as amended, by and between Lucent and Avaya.


         1.36 ENVIRONMENTAL LAW means any federal, state, local, foreign or international statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund

Amendments and Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in state, local, foreign or international law.

         1.37 ENVIRONMENTAL LIABILITIES means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any product take back requirements or with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

         1.38 ESCALATION NOTICE has the meaning set forth in Section 9.2.

         1.39 EXCESS PORTION has the meaning specified in Section 6.1.

         1.40 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         1.41 EXCLUDED ASSETS has the meaning set forth in Section 2.2(b).

         1.42 EXCLUDED EMPLOYEE LIABILITIES shall mean the employee-related liabilities retained by Lucent with respect to its employee retirees and deferred vested former employees, as set forth in the Employee Benefits Agreement.

         1.43 EXCLUDED LIABILITIES has the meaning set forth in Section 2.3(b).

         1.44 EXCLUSIVE LUCENT CONTINGENT GAIN, EXCLUSIVE LUCENT CONTINGENT LIABILITY, EXCLUSIVE AVAYA CONTINGENT GAIN, EXCLUSIVE AVAYA CONTINGENT LIABILITY AND EXCLUSIVE CONTINGENT LIABILITY have the respective meanings set forth in
Section 6.1.

         1.45 FINANCING FACILITY means the commercial paper facility and related credit agreement to be entered into prior to the Distribution Date by and among Lucent, Avaya, and an agent or co-agents selected by Lucent and Avaya, pursuant to which, prior to the Distribution Date, Lucent will issue commercial paper or otherwise borrow an amount determined by Lucent and, as of the Distribution Date, Avaya will become the sole obligor and Lucent will have no further liability or obligation thereunder.

         1.46 FIRST BEACON means First Beacon Insurance Company, a Vermont corporation.

         1.47 GENERAL SALES AGREEMENT means the General Sales Agreement, dated as of October 1, 2000, as amended, by and between Lucent and Avaya.

         1.48 GLOBAL PURCHASE AND SERVICE AGREEMENT means the Global Purchase and Service Agreement, dated as of October 1, 2000, as amended, by and between Avaya and Lucent.

         1.49 GOVERNMENTAL APPROVALS means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

         1.50 GOVERNMENTAL AUTHORITY shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         1.51 GRL means Lucent Technologies GRL Corporation, a Delaware corporation.

         1.52 GROUP means any of the Lucent Group or the Avaya Group, as the context requires.

         1.53 GUARDIAN means Lucent Technologies Guardian Corporation, a Delaware corporation.

         1.54 INDEMNIFYING PARTY has the meaning set forth in Section 5.4(a).

         1.55 INDEMNITY has the meaning set forth in Section 5.4(a).

         1.56 INDEMNITY PAYMENT has the meaning set forth in Section 5.4(a).

         1.57 INFORMATION means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

         1.58 INFORMATION STATEMENT means the information statement forming a part of the Registration Statement.

         1.59 INSURANCE POLICIES means the insurance policies written by any insurance carrier, including those affiliated with Lucent, pursuant to which Avaya or one or more of its Subsidiaries (or their respective officers or directors) will be insured parties after the Distribution Date.

         1.60 INSURANCE PROCEEDS means those monies:

                  (a) received by an insured from an insurance carrier;

                  (b) paid by an insurance carrier on behalf of the insured; or

                  (c) received (including by way of set off) from First Beacon or any of its Subsidiaries or from any third party in the nature of insurance, contribution or indemnification in respect of any Liability;

in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

         1.61 INTERIM SERVICES AND SYSTEMS REPLICATION AGREEMENT means the Interim Services and Systems Replication Agreement, dated as of October 1, 2000, as amended, by and between Lucent and Avaya.

         1.62 LIABILITIES means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exoneration, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

         1.63 LTII means Lucent Technologies International Inc., a Delaware corporation.

         1.64 LUCENT means Lucent Technologies Inc., a Delaware corporation.

         1.65 LUCENT BUSINESS means: (a) the business and operations of (i) the service provider networks business that provides public networking systems and software to communications service providers and public network operators around the world; (ii) the microelectronics and communications technologies business that designs and manufactures high-performance integrated circuits, power systems, and optoelectronic components for applications in the communications and computing industries; and (iii) all other businesses (including the businesses and operations related to the Excluded Assets) not otherwise included in the Avaya Business; and (b) except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Lucent Business (as described in subsection (a) above) as then conducted.

         1.66 LUCENT COMMON STOCK means the Common Stock, $.01 par value per share, of Lucent.

         1.67 LUCENT CP RATE during any month of determination shall be equal to the weighted average rate on all Lucent commercial paper (across all maturities) for such month.

         1.68 LUCENT GROUP means Lucent and each Person (other than any member of the Avaya Group) that is an Affiliate of Lucent immediately after the Distribution Date.

         1.69 LUCENT INDEMNITEES has the meaning set forth in Section 5.2.

         1.70 MASTER SERVICES AGREEMENT means the Master Services Agreement, dated as of October 1, 2000, as amended, by and between Avaya and Lucent.

         1.71 MASTER SUBCONTRACTING AGREEMENT means the Master Subcontracting Agreement, dated as of October 1, 2000, as amended, by and between Avaya and Lucent.

         1.72 MICROELECTRONICS PRODUCT PURCHASE AGREEMENT means the Microelectronics Product Purchase Agreement, dated as of October 1, 2000, as amended, by and between Lucent (Microelectronics and Communications Technologies Group) and Avaya.

         1.73 NON-AVAYA ASSETS means any Assets of Lucent or any of its Affiliates other than Avaya Assets.

         1.74 NON-U.S. PLAN means the Non-U.S. Plan, comprised of the series of transactions, agreements and other arrangements, pursuant to which the non-U. S. Assets and Liabilities of Lucent and its Affiliates, including LTII, have been or will be assigned between the parties hereto, which are set forth or described in Schedule 1.74.

         1.75 NYSE means The New York Stock Exchange, Inc.

         1.76 OFL's mean all Liabilities, contingencies and instruments of any member of the Lucent Group of a financial nature with third parties existing on the date hereof, including any of the following:

                  (a) foreign exchange contracts;

                  (b) letters of credit;

                  (c) guarantees of third party loans to customers;

                  (d) surety bonds (excluding surety for workers' compensation self-insurance);

                  (e) interest support agreements on third party loans to customers;

                  (f) performance bonds or guarantees issued by third parties;

                  (g) swaps or other derivatives contracts; and

                  (h) recourse arrangements on the sale of receivables or notes.

         1.77 OTHER DISCONTINUED OPERATIONS means any terminated, divested or discontinued businesses and operations of Lucent or Avaya or of any former or current Affiliate of Lucent or Avaya (whether such business or operations were terminated, divested or discontinued prior to, at the time or after such Person was, became or ceased to be an Affiliate of Lucent or Avaya) that are not listed or described in, or on the Schedules to, the definitions of Lucent Business or Avaya Business.

         1.78 PATENT ASSIGNMENT means the Patent Assignment, dated as of the date hereof, as amended, executed and delivered by Lucent to Avaya.

         1.79 PATENT AND TECHNOLOGY LICENSE AGREEMENT means the Patent and Technology License Agreement, dated as of October 1, 2000, as amended, by and among Lucent, GRL, Avaya and [Avaya IPCo].

         1.80 PERSON means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

         1.81 PROHIBITED STRATEGIC ALLIANCE shall mean any direct or indirect arrangement by contract or otherwise between Avaya or any member of the Avaya Group and any of the Persons listed in Schedule 1.81 or any of their Affiliates other than any such arrangement (i) which is in existence as of the date hereof and which is identified in Schedule 1.81 or (ii) which is otherwise described on
Schedule 1.81; provided, however, that neither any direct or indirect arrangement by contract or otherwise (x) between E.M. Warburg, Pincus & Co., LLC or any of its Affiliates and any member of the Avaya Group or (y) between E.M. Warburg, Pincus & Co., LLC or any of its Affiliates and any Person listed on
Schedule 1.81 shall be a Prohibited Strategic Alliance (so long as any such direct or indirect arrangement was not entered into as a means to circumvent the prohibition on Avaya entering into any such arrangement directly or indirectly with the Persons listed on Schedule 1.81), and for purposes of this Agreement neither E.M. Warburg, Pincus & Co., LLC nor any of its Affiliates shall be deemed an Affiliate of any Person listed on Schedule 1.81. For the purposes of this definition, the words "direct or indirect" shall include, without limitation, (a) acting as an agent, dealer, distributor, representative, consultant or independent contractor; (b) participating as an owner, partner, limited partner, joint venturer, creditor, licensor or shareholder; (c) communicating the names or addresses or any other information concerning new, present, or identified prospective clients or customers; (d) licensing intellectual property right or providing services to or on behalf of the other party; or (e) any other similar relationship.

         1.82 PRIME RATE means the rate which The Chase Manhattan Bank (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

         1.83 RECORD DATE means the close of business on the date to be determined by the Lucent Board of Directors as the record date for determining stockholders of Lucent entitled to receive shares of Avaya Common Stock in the Distribution.

         1.84 REGISTRATION STATEMENT means the registration statement on Form 10 to be filed under the Exchange Act, pursuant to which the Avaya Common Stock to be issued in the Distribution will be registered, together with all amendments thereto.

         1.85 RELATED EXCLUSIVE CONTINGENT LIABILITIES has the meaning set forth in Section 6.1.

         1.86 RIGHTS PLAN means the Rights Agreement to be entered into between Avaya and The Bank of New York, as rights agent, substantially in the form attached hereto as Exhibit C.

         1.87 SDA AGREEMENT means the Separation and Distribution Agreement among AT&T Corp., Lucent and NCR Corporation, dated as of February 1, 1996 and amended and restated as of March 29, 1996.

         1.88 SECURITIES ACT means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         1.89 SECURITY INTEREST means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

         1.90 SHARED LUCENT PERCENTAGE, SHARED AVAYA PERCENTAGE, SHARED PERCENTAGE, SHARED CONTINGENT GAIN AND SHARED CONTINGENT LIABILITIES have the respective meanings set forth in Section 6.1.

         1.91 SUBSIDIARY of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

         1.92 TAX SHARING AGREEMENT means the Tax Sharing Agreement, dated as of October 1, 2000, as amended, by and between Lucent and Avaya.

         1.93 TAXES has the meaning set forth in the Tax Sharing Agreement.

         1.94 TECHNOLOGY ASSIGNMENT AND JOINT OWNERSHIP AGREEMENT means the Technology Assignment and Joint Ownership Agreement, dated as of the date hereof, as amended, by and between Lucent and Avaya.

         1.95 THIRD PARTY CLAIM has the meaning set forth in Section 5.5(a).

         1.96 TRADE DRESS ASSIGNMENT means the Trade Dress Assignment, dated as of the date hereof, as amended, by Lucent to Avaya.

         1.97 TRADEMARK AND SERVICE MARK ASSIGNMENT means the Trademark and Service Mark Assignment, dated as of the date hereof, as amended, by Lucent to Avaya.

         1.98 TRADEMARK LICENSE AGREEMENT means the Trademark License Agreement, dated as of October 1, 2000, as amended, by and between Avaya and Lucent.

         1.99 VALUE has the meaning set forth in Section 6.1.


                                   ARTICLE II
                                THE CONTRIBUTION

         2.1. Transfer of Assets and Assumption of Liabilities

                  (a) Lucent hereby contributes, assigns, transfers, conveys and delivers to Avaya, and agrees to cause its applicable Subsidiaries to contribute, assign, transfer, convey and deliver to Avaya, and Avaya hereby accepts from Lucent and its Subsidiaries, all of Lucent's and its Subsidiaries' respective right, title and interest in all Avaya Assets, other than the Delayed Transfer Assets.

                  (b) Avaya hereby accepts, assumes and agrees faithfully to perform and fulfill all the Avaya Liabilities, other than the Delayed Transfer Liabilities, in accordance with their respective terms. Avaya shall be responsible for all Avaya Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any Avaya Liabilities arising out of claims made by Lucent's, or Avaya's respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Lucent Group or the Avaya Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the Lucent Group or the Avaya Group or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

                  (c) Each of the parties hereto agrees that the Delayed Transfer Assets will be contributed, assigned, transferred, conveyed and delivered, and the Delayed Transfer Liabilities will be accepted and assumed, in accordance with the terms of the agreements that provide for such contribution, assignment, transfer, conveyance and delivery, or such acceptance and assumption, after the date of this Agreement or as otherwise set forth on
Schedule 2.1(c). Following such contribution, assignment, transfer, conveyance and delivery of any Delayed Transfer Asset, or the acceptance and assumption of any Delayed Transfer Liability, the applicable Delayed Transfer Asset or Delayed Transfer Liability shall be treated for all purposes of this Agreement and the Ancillary Agreements as an Avaya Asset or an Avaya Liability, as the case may be.

                  (d) In the event that at any time or from time to time (whether prior to or after the Distribution Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

         2.2. Avaya Assets

                  (a) For purposes of this Agreement, "Avaya Assets" shall mean (without duplication):

                          (i) any and all Assets that are expressly contemplated
by this Agreement or any Ancillary Agreement (or Schedule 2.2(a)(i) or any other Schedule hereto or thereto) as Assets to be transferred to Avaya or any other member of the Avaya Group;

                          (ii) any Exclusive Avaya Contingent Gain and any
Shared Avaya Percentage of any Shared Contingent Gain;

                          (iii) subject to Section 7.1, any rights of any member
of the Avaya Group under any of the Insurance Policies, including any rights thereunder arising after the Distribution Date in respect of any Insurance Policies that are occurrence policies;

                          (iv) (A) any Assets that Section 2.5(b) contemplates
will be transferred to, or be retained by, any member of the Avaya Group, (B) any Avaya Contracts and (C) all issued and outstanding capital stock of the Subsidiaries of Lucent listed on Schedule 2.2(a)(iv);

                          (v) any Assets reflected in the Avaya Balance Sheet as
Assets of Avaya and its Subsidiaries, subject to any dispositions of such Assets subsequent to the date of the Avaya Balance Sheet; and

                          (vi) except as contemplated by Section 2.5(b), any and
all Assets owned or held immediately prior to the Distribution Date by Lucent or any of its Subsidiaries that are used primarily in the Avaya Business. The intention of this clause (vi) is only to rectify any inadvertent omission of transfer or conveyance of any Assets that, had the parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as an Avaya Asset. No Asset shall be deemed to be an Avaya Asset solely as a result of this clause (vi) if such Asset is within the category or type of Asset expressly covered by the subject matter of an Ancillary Agreement. In addition, no Asset shall be deemed an Avaya Asset solely as a result of this clause (vi) unless a claim with respect thereto is made by Avaya on or prior to the first anniversary of the Distribution Date.

Notwithstanding the foregoing, the Avaya Assets shall not in any event include the Excluded Assets referred to in Section 2.2(b) below.

                  (b) For the purposes of this Agreement, "Excluded Assets" shall mean:

                           (i) the Assets listed or described on Schedule
2.2(b)(i);

                           (ii) Bell Laboratories (other than the intellectual
property assigned and/or licensed to Avaya or any member of the Avaya Group pursuant to any of the Ancillary Agreements);

                           (iii) any and all Assets that are expressly
contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by Lucent or any other member of the Lucent Group;

                           (iv) any contract or agreement listed or described on
Schedule 2.2(b)(iv); and

                           (v) except to the extent expressly set forth in
Section 2.2(a)(ii) or (iii), respectively, any Contingent Gains.


         2.3. Avaya Liabilities

                  (a) For the purposes of this Agreement, "Avaya Liabilities" shall mean (without duplication):

                           (i) any and all Liabilities that are expressly
contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Avaya or any member of the Avaya Group, and all agreements, obligations and Liabilities of any member of the Avaya Group under this Agreement or any of the Ancillary Agreements;

                           (ii) all Liabilities (other than Taxes based on, or
measured by reference to, net income), including any employee-related Liabilities (other than Excluded Employee Liabilities), and Environmental Liabilities (other than the Environmental Liabilities set forth on Schedule 2.3(b)(v), primarily relating to, arising out of or resulting from:

                                    (A) the operation of the Avaya Business, as
conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                                    (B) the operation of any business conducted
by any member of the Avaya Group at any time after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

                                    (C) any Avaya Assets (including any Avaya
Contracts and any real property and leasehold interests);

in any such case whether arising before, on or after the Distribution Date;

                           (iii) subject to the terms of Article VI, all
Exclusive Avaya Contingent Liabilities and the Shared Avaya Percentage of any Shared Contingent Liabilities;

                           (iv) all Liabilities relating to, arising out of or
resulting from the Financing Facility other than any third party costs and expenses incurred by any member of the Lucent Group;

                           (v) all Liabilities primarily relating to, arising
out of or resulting from any of the terminated, divested or discontinued businesses and operations of the Avaya Business; and

                           (vi) all Liabilities reflected as liabilities or
obligations of Avaya in the Avaya Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Avaya Balance sheet.

Notwithstanding the foregoing, the Avaya Liabilities shall not include the Excluded Liabilities referred to in Section 2.3(b) below.

                  (b) For the purposes of this Agreement, "Excluded Liabilities" shall mean:

                           (i) any and all Liabilities that are expressly
contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by Lucent or any other member of the Lucent Group, and all agreements and obligations of any member of the Lucent Group under this Agreement or any of the Ancillary Agreements;

                           (ii) the Excluded Employee Liabilities;

                           (iii) any and all liabilities relating to, arising
out of or resulting from any Excluded Assets (including Bell Laboratories);

                           (iv) subject to the terms of Article VI, all
Exclusive Lucent Contingent Liabilities and the Shared Lucent Percentage of any Shared Contingent Liabilities;

                           (v) the Environmental Liabilities set forth on
Schedule 2.3(b)(v); and

                           (vi) except as set forth in any Ancillary Agreement,
all Environmental Liabilities accrued as of the date hereof solely relating to, arising out of or resulting from the existence of any leasehold interest that is an Avaya Asset if the applicable lessor, sublessor or sub-sublessor under the applicable lease, sublease or subsublease is a member of the Lucent Group.

         2.4. Termination of Agreements

                  (a) Except as set forth in Section 2.4(b), in furtherance of the releases and other provisions of Section 5.1 hereof, Avaya and each member of the Avaya Group, on the one hand, and Lucent and each member of the Lucent Group, on the other hand, hereby terminate, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among Avaya and/or any member of the Avaya Group, on the one hand, and Lucent and/or any member of the Lucent Group, on the other hand, effective as of the Distribution Date. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Distribution Date. Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

                  (b) The provisions of Section 2.4(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups); (ii) any agreements, arrangements, orders, commitments or understandings listed or described on Schedule 2.4(b)(ii) (the "Crossover Agreements"); (iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party (it being understood that to the extent that the rights and obligations of the parties and the members of their respective Groups under any such agreements, arrangements, commitments or understandings constitute Avaya Assets or Avaya Liabilities, they shall be assigned pursuant to
Section 2.1); (iv) any intercompany accounts payable or accounts receivable accrued as of the Distribution Date that are reflected in the books and records of the parties or otherwise documented in writing in accordance with past practices; (v) any agreements, arrangements, commitments or understandings to which any non-wholly owned Subsidiary of Lucent or Avaya, as the case may be, is a party (it being understood that directors' qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned); (vi) any written Tax sharing or Tax allocation agreements to which any member of any Group is a party; and (vii) any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Distribution Date.

                  (c) On the Distribution Date, Lucent and Avaya shall each be in the process of performing under the Crossover Agreements or providing products, software or services related to their respective businesses pursuant to the Crossover Agreements. The parties intend that Lucent and/or Avaya, as the case may be, shall, or shall cause their respective Affiliates to, continue to perform as a subcontractor or supplier to the other under the Crossover Agreements and to provide products, software or services related to their respective businesses pursuant to the Crossover Agreements on the terms and conditions set forth in any such Crossover Agreement for the entire unexpired initial term thereof, including any renewal options that may be unilaterally exercised by the customer (but not for any other term of renewal). The prices and terms for any such products, software and services under the Crossover Agreements to be charged by the subcontracting party under any such Crossover Agreement after the Distribution

Date to the other party shall be established to ensure compliance with the existing terms and conditions of such Crossover Agreement.

         2.5. Documents Relating to Transfer of Real Property Interests and Tangible Property Located Thereon

                  (a) In furtherance of the contribution, assignment, transfer and conveyance of Avaya Assets and the acceptance and assumption of Avaya Liabilities set forth in Section 2.1(a) and (b), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter each of Lucent and Avaya, or their applicable Subsidiaries, is executing and delivering or will execute and deliver deeds, lease assignments and assumptions, leases, subleases and sub-subleases substantially in the forms attached as Schedule 2.5 (which in certain cases includes different forms for real property and leasehold interests located outside of the United States), with such changes as may be necessary to conform to any laws, regulations or usage applicable in the jurisdiction in which the relevant real property is located. Set forth in, or referenced by, such Schedule is, among other things, a summary of each property or interest therein to be conveyed, assigned, leased, subleased or sub-subleased, the applicable entities relevant to each property and their capacities with respect to each property (e.g., as transferor, transferee, assignor, assignee, lessor, lessee, sublessor, sublessee, sub-sublessor or sub-sublessee), and any terms applicable to each property that are not specified in the forms of deed, lease assignment and assumption, lease, sublease or sub-sublease (e.g., rent and term).

                  (b) Except as otherwise expressly provided in this Agreement or any Ancillary Agreement, all tenant improvements, fixtures, furniture, office equipment, servers, private branch exchanges, artwork and other tangible property (other than equipment subject to capital or operating equipment leases, which will be transferred or retained based on whether the associated capital or operating equipment lease is or is not an Avaya Contract) located as of the date hereof on any real property that is covered by any Ancillary Agreement referred to in Section 2.5(a), including the Schedules thereto, shall, except to the extent expressly set forth on a Schedule referred to in Section 2.5(a), be transferred or retained as follows:

                           (i) DEEDS AND ASSIGNMENTS. In the case of any real
property or leasehold interests covered by an Ancillary Agreement set forth on
Schedule 2.5 that is a deed or lease assignment and assumption, all such tangible property will be transferred to the transferee or assignee of the applicable real property or leasehold interest.

                           (ii) SHARED FACILITIES THAT ARE OWNED. In the case of
any real property or leasehold interests covered by an Ancillary Agreement set forth on Schedule 2.5 that is a lease, all such tangible property will be retained by the lessor under the applicable lease, except that any such tangible property (other than tenant improvements, fixtures, furniture and artwork) used exclusively by the lessee shall be transferred to, or retained by, the lessee.

                           (iii) SHARED DOMESTIC FACILITIES WITH THIRD PARTY
LEASES. In the case of any real property or leasehold interests located in the United States covered by an Ancillary Agreement set forth on Schedule 2.5 that is a sublease or sub-sublease, all such tangible property will be retained by the sublessor or sub-sublessor, respectively, under the applicable sublease or sub-sublease, except that any such tangible property (other than tenant improvements, fixtures and artwork), including furniture used exclusively by the sublessee or sub-sublessee, respectively, shall be transferred to, or retained by, such sublessee or sub-sublessee.

                           (iv) SHARED NON-U.S. FACILITIES WITH THIRD PARTY
LEASES. In the case of any real property or leasehold interests located outside of the United States covered by an Ancillary Agreement set forth on Schedule 2.5 that is a sublease or sub-sublease, all such tangible property will be retained by the sublessor or sub-sublessor, respectively, under the applicable sublease or sub-sublease, except that any such tangible property (other than tenant improvements, fixtures, furniture and artwork) used exclusively by the sublessee or sub-sublessee, respectively, shall be transferred to, or retained by, such sublessee or sub-sublessee.

In the case of this Section 2.5(b), all determinations as to exclusive use by any member of a Group shall be made without regard to infrequent and immaterial use by the members of any other Group, if the transfer of such Asset to, or the retention of such Asset by, such first Group would not interfere in any material respect with either the business or operations of any such other Group. Notwithstanding the foregoing provisions of this Section 2.5(b), any artwork located as of the date hereof in the private office of any executive or officer of any Group may, at the election of such executive or officer, be retained by, or transferred to, the Group by which such executive or officer is employed as of the Distribution Date.

                  (c) In the case of any real property or leasehold interest that is covered by Section 2.5(b)(i) and any of Section 2.5(b)(ii), (iii) or
(iv), all such tangible property shall first be allocated pursuant to the provisions of Section 2.5(b)(i) and thereafter pursuant to whichever of such other clauses is applicable.

         2.6. Documents Relating to Other Transfers of Assets and Assumption of Liabilities

                  In furtherance of the contribution, assignment, transfer and conveyance of Avaya Assets and the acceptance and assumption of Avaya Liabilities set forth in Section 2.1(a) and (b) simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (i) Lucent shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of Contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Lucent's and its Subsidiaries' right, title and interest in and to the Avaya Assets to Avaya and (ii) Avaya shall execute and deliver, to Lucent and its Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Avaya Liabilities by Avaya.

         2.7. Ancillary Agreements

                  (a) On the date hereof, but effective as of the date immediately after the Distribution Date, except as provided in Section 2.7(b) or
Section 2.8, each of Lucent and Avaya will execute and deliver all Ancillary Agreements to which it is a party.

                  (b) Effective on the date hereof, the parties shall execute and deliver each of the following Ancillary Agreements to which it is a party:

                           (i) the Patent Assignment;

                           (ii) the Technology Assignment and Joint Ownership
Agreement;

                           (iii) the Trade Dress Assignment; and

                           (iv) the Trademark and Service Mark Assignment.

         2.8. The Non-U.S. Plan

                  Each of Lucent and Avaya shall take, and shall cause each member of its respective Group to take, such action as reasonably necessary to consummate the transactions contemplated by the Non-U.S. Plan (whether prior to or after the Distribution Date). Notwithstanding anything in this Agreement or in any Ancillary Agreement to the contrary, no party shall be entitled to receive or retain any Asset unless such party shall have paid any consideration contemplated to be paid in connection therewith pursuant to the Non-U.S. Plan.

         2.9. Disclaimer of Representations and Warranties

                  (a) Each of Lucent (on behalf of itself and each member of the Lucent Group), and Avaya (on behalf of itself and each member of the Avaya Group) understands and agrees that, except as expressly set forth herein (including in Section 7.2(g)) or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to the Assets, businesses or Liabilities transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value or freedom from any Security Interests of, or any other matter concerning, any Assets of such party, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other Asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Asset or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth herein or in any Ancillary Agreement, all such Assets are being transferred on an "as is," "where is" basis (and, in the case of any real property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that (i) any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest, and (ii) any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

         2.10. Financing Arrangements

                  Prior to the Distribution Date, Lucent and Avaya entered into the Financing Facility. Lucent and Avaya agree to take all such reasonable action as may be necessary to assure the assignment to and the assumption by Avaya of all obligations thereunder and the full release and discharge of each of Lucent and any other member of the Lucent Group of all of its obligations thereunder as of the Distribution Date in accordance with the terms of the Financing Facility. Lucent and Avaya shall participate in the preparation of all materials as may be reasonably necessary to obtain such assignment, assumption, release and discharge. As of the time of such assignment, assumption, release and discharge, Lucent shall pay all third party costs and expenses incurred by any member of the Lucent Group associated with the Financing Facility.

         2.11. Governmental Approvals and Consents

                  (a) To the extent that the Contribution requires any Governmental Approvals or Consents, the parties will use their reasonable best efforts to obtain any such Governmental Approvals and Consents.

                  (b) If and to the extent that the valid, complete and perfected transfer or assignment (or novation of any federal government contract) to the Avaya Group of any Avaya Assets (or from the Avaya Group of any Non-Avaya Assets) would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Contribution or the Distribution, then, unless Lucent shall otherwise determine, the transfer or assignment to or from the Avaya Group, as the case may be, of such Avaya Assets or Non-Avaya Assets, respectively, shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, such Asset shall be deemed an Avaya Asset for purposes of determining whether any Liability is an Avaya Liability.

                  (c) If the transfer or assignment of any Assets intended to be transferred or assigned hereunder including pursuant to the Non-U.S. Plan, is not consummated prior to or at the Distribution Date, whether as a result of the provisions of Section 2.11(b) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Avaya Assets (or such Non-Avaya Assets, as the case may be), including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assets, are to inure from and after the Distribution Date to the Avaya Group (or the Lucent Group, as the case may be).

                  (d) If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to
Section 2.11(b), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

                  (e) The Person retaining an Asset due to the deferral of the transfer of such Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset.

         2.12. Novation of Assumed Avaya Liabilities

                  (a) Each of Lucent and Avaya, at the request of the other, shall use its reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (including with respect to any federal government contract) or assign all obligations under agreements, leases, licenses and other obligations or Liabilities (including Avaya OFL's) of any nature whatsoever that constitute Avaya Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the Avaya Group, so that, in any such case, Avaya and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that none of Lucent or Avaya shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested. Lucent and Avaya agree to enter into a novation agreement with the United States Government providing for the assignment of prime Government contracts that are Avaya Contracts from Lucent to Avaya substantially in the form of the novation agreement prescribed by the Federal Acquisition Regulation (FAR) or upon such terms as may be reasonably requested by the Government and to provide the documents prescribed by the FAR to be filed with such novation request.

                  (b) If Lucent or Avaya is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Lucent Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof (except to the extent expressly set forth in Section 7.2 in the case of Avaya OFL's), Avaya shall, as agent or subcontractor for Lucent or such other Person and where appropriate in the name thereof, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of Lucent or such other Person, as the case may be, thereunder from and after the date hereof. Avaya shall indemnify each Lucent Indemnitee and hold each of them harmless against any Liabilities arising in connection therewith. Except as expressly set forth in Section 7.2 in the case of Avaya OFL's, Lucent shall, without further consideration, pay and remit, or cause to be paid or remitted to Avaya promptly all money, rights and other consideration received by it or any member of its Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Lucent shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its Group to Avaya without payment of further consideration and Avaya shall, without the payment of any further consideration, assume such rights and obligations.

         2.13. Novation of Liabilities other than Avaya Liabilities

                  (a) Each of Lucent and Avaya, at the request of the other, shall use its reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that do not constitute Avaya Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the Lucent Group, so that, in any such case, the members of the Lucent Group will be solely responsible for such Liabilities; provided, however, that neither Lucent nor Avaya shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

                  (b) If Lucent or Avaya is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Avaya Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, Lucent shall cause a member of the Lucent Group, as agent or subcontractor for such member of the Avaya Group and where appropriate in the name thereof, to pay, perform and discharge fully all the obligations or other Liabilities of such member of the Avaya Group thereunder from and after the date hereof. Lucent shall indemnify each Avaya Indemnitee and hold each of them harmless against any Liabilities arising in connection therewith. Avaya shall cause each member of the Avaya Group without further consideration, to pay and remit, or cause to be paid or remitted, to Lucent or to another member of the Lucent Group specified by Lucent promptly all money, rights and other consideration received by it or any member of the Avaya Group in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Avaya shall promptly assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of the Avaya Group to Lucent or to another member of the Lucent Group specified by Lucent without payment of further consideration and Lucent, without the payment of any further consideration shall, or shall cause such other member of the Lucent Group to, assume such rights and obligations.

         2.14. Third Party Intellectual Property License Agreements

                  (a) Effective as of the date hereof, Lucent hereby assigns to Avaya the intellectual property license agreements listed on Schedule 2.14(a). Except for the intellectual property license agreements listed on Schedule 2.14(a), Lucent will retain all rights in and to the intellectual property license agreements referred to in this Section 2.14.

                  (b) Lucent hereby further grants to Avaya a sublicense under any and all patent license rights, with respect to which Lucent has received from any third party pursuant to any license agreement a right to sublicense (but only to the extent that Lucent has a right to grant such a sublicense without payment of royalties), to make, have made, use, lease, offer to sell, sell, and import any and all products and services.

                  (c) Each of Lucent and Avaya agrees that it will fulfill any obligations it may have to any third party pursuant to the patent license agreements to which the provisions of this

Section 2.14 apply.

         2.15. Certain Termination Rights

                  (a) In addition to any similar provision relating to a Change of Control of Avaya in any Ancillary Agreement, the rights granted to Avaya and the members of the Avaya Group pursuant to this Agreement or any Ancillary Agreement shall be subject to the provisions of this Section 2.15.

                  (b) In the event that, at any time (i) prior to the third anniversary of this Agreement, there is a Change of Control of Avaya involving either of the Persons listed on Schedule 1.81 or any of their Affiliates, or
(ii) prior to the second anniversary of this Agreement, Avaya or any member of the Avaya Group enters into a Prohibited Strategic Alliance, then:

                           (A) Lucent may, in its sole discretion, terminate all
or any portion of the rights granted to Avaya and the members of the Avaya Group pursuant to the Trademark License Agreement;

                           (B) Lucent may, in its sole discretion, terminate all
or any portion of the rights to patents and technology of Lucent or any member of the Lucent Group granted to Avaya and the members of the Avaya Group pursuant to the Patent and Technology License Agreement;

                           (C) at Lucent's direction, which may be given in its
sole discretion, Avaya and the members of the Avaya Group will reconvey to Lucent or any member of the Lucent Group all of their right, title and interest in any and all patents and technology in which Avaya or any member of the Avaya Group was granted an undivided one-half interest pursuant to the Patent Assignment or the Technology Assignment and Joint Ownership Agreement; and

                           (D) Lucent may, in its sole discretion, terminate any
or all of the following Ancillary Agreements: the General Sales Agreement, the Microelectronics Product Purchase Agreement, the Development Project Agreement, or any reseller, original equipment manufacturing, services or subcontracting agreement from Lucent to Avaya.

                  (c) In the event that, at any time prior to the third anniversary of this Agreement, there is a Change of Control of Avaya involving any Person other than those persons listed on Schedule 1.81 or their Affiliates then Lucent may, in its sole discretion, terminate any or all of the following Ancillary Agreements: the Development Project Agreement, or any reseller, original equipment manufacturing, services or subcontracting agreement from Lucent to Avaya.


                                   ARTICLE III
                        ACTIONS PENDING THE DISTRIBUTION

         3.1. Transactions Prior to the Distribution

                  (a) Lucent and Avaya shall use their reasonable best efforts to consummate the Distribution. Such actions shall include, but not necessarily be limited to, those specified in this Section 3.1 and Article IV.

                  (b) Avaya shall file the Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law, including, but not limited to, filing such amendments to the Registration Statement as may be required by the Commission or federal, state or foreign securities laws. Lucent and Avaya shall also cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the Avaya Common Stock under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Contribution, the Distribution or the other transactions contemplated by this Agreement and the Ancillary Agreements.

                  (c) Lucent and Avaya shall consult with each other and Lucent's financial advisors regarding the timing, exchange ratio and other material matters with respect to the Distribution.

                  (d) Avaya shall participate in the preparation of materials and presentations as Lucent's financial advisors shall deem necessary or desirable.

                  (e) Avaya shall pay all third party costs, fees and expenses relating to the costs of producing, printing, mailing and otherwise distributing the Information Statement.

         3.2. Conditions Precedent to Consummation of the Distribution

                  (a) In addition to such conditions and required actions as are set forth in Article IV, as soon as practicable after the date of this Agreement, the parties hereto shall use their reasonable best efforts to satisfy the following conditions to the consummation of the Distribution. The obligations of the parties to consummate the Distribution shall be conditioned on the satisfaction, or waiver by Lucent, of those conditions set forth in
Article IV and the following conditions:

                           (i) The Registration Statement shall have been filed
and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto and no proceeding for that purpose shall have been instituted by the Commission.

                           (ii) Lucent shall be satisfied in its sole discretion
that as of the Distribution Date it will have no further liability or obligation whatsoever under the Financing Facility.

                           (iii) The actions and filings with regard to state
securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 4.2(b) shall have been taken and, where applicable, have become effective or been accepted.

                           (iv) The Avaya Common Stock to be issued in the
Distribution shall have been accepted for listing on the NYSE, on official notice of issuance.

                           (v) No order, injunction or decree issued by any
court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Contribution, Distribution or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

                           (vi) This Agreement shall not have been terminated.

                  (b) The foregoing conditions and the conditions and required actions set forth in Article IV are for the sole benefit of Lucent and shall not give rise to any duty on the part of Lucent or the Lucent Board of Directors to waive or not waive such conditions or required actions or in any way limit Lucent's right to terminate this Agreement as set forth in Article XI or alter the consequences of any such termination from those specified in such Article. Any determination made by the Lucent Board of Directors prior to the Distribution Date concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 3.2 and any or all of the conditions and required actions set forth in Article IV shall be conclusive.


                                   ARTICLE IV
                                THE DISTRIBUTION

         4.1. The Distribution

                  (a) Subject to Section 4.3 hereof, on or prior to September 30, 2000 or such later date as the Lucent Board of Directors may determine in its sole discretion (the "Distribution Date"), Lucent will deliver to the Agent for the benefit of holders of record of Lucent Common Stock on the Record Date, a single stock certificate, endorsed by Lucent in blank, representing all of the outstanding shares of Avaya Common Stock then owned by Lucent or any member of the Lucent Group, and shall cause the transfer agent for the shares of Lucent Common Stock to instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of Avaya Common Stock to each such holder or designated transferee or transferees of such holder on the basis of one share of Avaya Common Stock for every [____] shares of Lucent Common Stock (the "Distribution") which issuance may, in part, be in the form of direct share registration. The Distribution shall be effective at 11:59 p.m. on the Distribution Date.

                  (b) Lucent and Avaya, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

         4.2. Actions Prior to the Distribution

                  (a) Lucent and Avaya shall prepare and mail, on or prior to the Distribution Date, to the holders of Lucent Common Stock, such information concerning Avaya, its business, operations and management, the Distribution and such other matters as Lucent shall reasonably determine and as may be required by law. Lucent and Avaya will prepare, and Avaya will, to the extent required under applicable law, file with the Commission any such documentation and any requisite no action letters which Lucent determines are necessary or desirable to effectuate the Distribution and Lucent and Avaya shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

                  (b) Lucent and Avaya shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

                  (c) Lucent and Avaya shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 4.3 (subject to Section 4.3(d)) to be satisfied and to effect the Distribution on the Distribution Date.

                  (d) Avaya shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the listing of the Avaya Common Stock to be distributed in the Distribution on the NYSE, subject to official notice of distribution.

                  (e) At or prior to the Distribution Date, Avaya shall issue to Lucent a whole number of newly issued, fully paid and non-assessable shares of Avaya Common Stock, in exchange for the contribution of the Avaya Business and the Avaya Assets, required to effect the Distribution.

         4.3. Conditions to Distribution

                  The obligations of Lucent to consummate the Distribution are subject to the satisfaction (or waiver by the Lucent Board) of each of the following conditions:

                  (a) A private letter ruling from the Internal Revenue Service shall have been obtained, and shall continue in effect, to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code and the transfer to Avaya of the Avaya Assets and the assumption by Avaya of the Avaya Liabilities in connection with the Contribution will not result in the recognition of any gain or loss to Lucent, Avaya or Lucent's or Avaya's stockholders for federal income tax purposes, and such ruling shall be in form and substance satisfactory to Lucent in its sole discretion.

                  (b) Any material Governmental Approvals and Consents necessary to consummate the Distribution shall have been obtained and be in full force and effect.

                  (c) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of Lucent shall have occurred or failed to occur that prevents the consummation of the Distribution.

                   (d) No other events or developments shall have occurred subsequent to the date hereof that, in the judgment of the Lucent Board of Directors, would result in the Distribution having a material adverse effect on Lucent or on the stockholders of Lucent.

                  The foregoing conditions are for the sole benefit of Lucent and shall not give rise to or create any duty on the part of Lucent or the Lucent Board of Directors to waive or not waive any such condition.

         4.4.     Fractional Shares

                  As soon as practicable after the Distribution Date, Lucent shall direct the Agent to determine the number of whole shares and fractional shares of Avaya Common Stock allocable to each holder of record or beneficial owner of Lucent Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Lucent either to Lucent, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.

         4.5.     The Avaya Board of Directors

                  Lucent and Avaya shall each take all actions which may be required to elect or otherwise appoint the directors of Avaya on or prior to the Distribution Date.

         4.6.     Charter; Bylaws; Rights Plan

                  At or prior to the Distribution Date, all necessary action shall have been taken to provide for the adoption by Avaya of the Certificate, the Bylaws and the Rights Plan.


                                    ARTICLE V
                        MUTUAL RELEASES; INDEMNIFICATION

         5.1.     Release of Pre-Distribution Claims

                  (a) Except as provided in Section 5.1(c), effective as of the Distribution Date, Avaya does hereby, for itself and each other member of the Avaya Group, their respective Affiliates (other than any member of the Lucent Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the Avaya Group (in each case, in their respective capacities as such), remise, release and forever discharge each of Lucent, the members of the Lucent Group, their Affiliates (other than any member of the Avaya Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the Lucent Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Contribution and the Distribution.

                  (b) Except as provided in Section 5.1(c), effective as of the Distribution Date, Lucent does hereby, for itself and each other member of the Lucent Group, its Affiliates (other than any member of the Avaya Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the Lucent Group (in each case, in their respective capacities as such), remise, release and forever discharge Avaya, the members of the Avaya Group, their Affiliates (other than any member of the Lucent Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the Avaya Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Contribution and the Distribution.

                  (c) Nothing contained in Section 5.1(a) or (b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in Section 2.4(b) or the applicable Schedules thereto not to terminate as of the Distribution Date, in each case in accordance with its terms. Nothing contained in Section 5.1(a) or (b) shall release any Person from:

                           (i) any Liability provided in or resulting from any
agreement among any members of the Lucent Group or the Avaya Group that is specified in Section 2.4(b) or the applicable Schedules thereto as not to terminate as of the Distribution Date, or any other Liability specified in such
Section 2.4(b) as not to terminate as of the Distribution Date;

                           (ii) any Liability, contingent or otherwise, assumed,
transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

                           (iii) any Liability for the sale, lease, construction
or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of any other Group prior to the Distribution Date;

                           (iv) any Liability for unpaid amounts for products or
services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of another Group;

                           (v) any Liability that the parties may have with
respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article V and Article VI and, if applicable, the appropriate provisions of the Ancillary Agreements; or

                           (vi) any Liability the release of which would result
in the release of any Person other than a Person released pursuant to this
Section 5.1.

                  In addition, nothing contained in Section 5.1(a) shall release Lucent from honoring its existing obligations to indemnify any director, officer or employee of Avaya who was a director, officer or employee of Lucent on or prior to the Distribution Date, to the extent such director, officer or employee becomes a named defendant in any litigation involving Lucent and was entitled to such indemnification pursuant to then existing obligations.

                  (d) Avaya shall not make, and shall not permit any member of the Avaya Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Lucent or any member of the Lucent Group or any other Person released pursuant to Section 5.1(a), with respect to any Liabilities released pursuant to
Section 5.1(a). Lucent shall not, and shall not permit any member of the Lucent Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification against Avaya or any member of the Avaya Group, or any other Person released pursuant to
Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.l(b).

                  (e) It is the intent of Lucent and Avaya by virtue of the provisions of this Section 5.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date, between or among Avaya or any member of the Avaya Group, on the one hand, and Lucent or any member of the Lucent Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Distribution Date), except as expressly set forth in Section 5.1(c). At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

         5.2.     Indemnification by Avaya

                  Except as provided in Section 5.4, Avaya shall indemnify defend and hold harmless Lucent, each member of the Lucent Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Lucent Indemnitees") from and against any and all Liabilities of the

Lucent Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the failure of Avaya or any other member of the Avaya Group or any other Person to pay, perform or otherwise promptly discharge any Avaya Liabilities or Avaya Contract in accordance with their respective terms, whether prior to or after the date hereof;

                  (b) the Avaya Business, any Avaya Liability or any Avaya Contract;

                  (c) any material breach by Avaya or any member of the Avaya Group of this Agreement or any of the Ancillary Agreements;

                  (d) (i) termination pay, (ii) severance cost or expense or
(iii) other direct cost or expense, in each case related to, or otherwise arising from, Lucent's providing Avaya with interim services related to accounts payable, accounts receivable and payroll processing pursuant to the Interim Services and Systems Replication Agreement; and

                  (e) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any Registration Statement or Information Statement.

         5.3.     Indemnification by Lucent

                  Lucent shall indemnify, defend and hold harmless Avaya, each member of the Avaya Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Avaya Indemnitees"), from and against any and all Liabilities of the Lucent Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the failure of Lucent or any other member of the Lucent Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of the Lucent Group other than the Avaya Liabilities whether prior to or after the date hereof;

                  (b) the Lucent Business or any Liability of the Lucent Group other than the Avaya Liabilities; and

                  (c) any material breach by Lucent or any member of the Lucent Group of this Agreement or any of the Ancillary Agreements.

         5.4. Indemnification Obligations Net of Insurance Proceeds and Other Amounts

                  (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article V or Article VI will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an

"Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

                  (b) In the case of any Shared Contingent Liability, any Insurance Proceeds actually received, realized or recovered by any party in respect of the Shared Contingent Liability will be shared among the parties in such manner as may be necessary so that the obligations of the parties for such Shared Contingent Liability, net of such Insurance Proceeds, will remain in proportion to their respective Shared Percentages, regardless of which party or parties may actually receive, realize or recover such Insurance Proceeds.

                  (c) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "wind-fall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

         5.5.     Procedures for Indemnification of Third Party Claims

                  (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Lucent Group or the Avaya Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 5.2 or 5.3, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. If any Person shall receive notice or otherwise learn of the assertion of a Third Party Claim which may reasonably be determined to be a Shared Contingent Liability, such Person shall give the other party to this Agreement written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 5.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

                  (b) If the Indemnitee receiving any notice pursuant to Section 5.5(a) or the other party to this Agreement believes that the Third Party Claim is or may be a Shared Contingent Liability, such Indemnitee or other party may make a Determination Request at any time following any notice given by the Indemnitee to the Indemnifying Party. Unless the parties have acknowledged that the applicable Third Party Claim (including any Third Party Claim set forth on Schedule 6.6) is not a Shared Contingent Liability or unless a determination to such effect has been made in accordance with Section 6.6, Lucent shall be entitled (but not obligated) to assume the defense of such Third Party Claim as if it were the Indemnifying Party hereunder. In any such event, Lucent shall be entitled to reimbursement of all the costs and expenses of such defense once a final determination or acknowledgment is made as to the status of the Third Party Claim; provided that, if such Third Party Claim is determined to be a Shared Contingent Liability, such costs and expenses shall be shared as provided in Section 5.5(c).

                  (c) Lucent shall assume the defense of, and may, subject to
Section 5.5(g), seek to settle or compromise, any Third Party Claim that is a Shared Contingent Liability, and the costs and expenses thereof shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the other parties with respect thereto pursuant to Section 6.4. Any Indemnitee in respect of a Shared Contingent Liability shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but all fees and expenses of such counsel shall be the expense of such Indemnitee.

                  (d) Other than in the case of a Shared Contingent Liability, an Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 5.5(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that (i) the Third Party Claim is not a Shared Contingent Liability and (ii) the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

                  (e) Other than in the case of a Shared Contingent Liability, if an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 5.5(d), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

                  (f) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim that is not a Shared Contingent Liability without the consent of the Indemnifying Party. No Indemnitee may settle or compromise any Third Party Claim that is a Shared Contingent Liability without the consent of Lucent.

                  (g) In the case of a Third Party Claim that is not a Shared Contingent Liability, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly against any Indemnitee. In the case of a Third Party Claim that is a Shared Contingent Liability, Lucent shall not consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

                  (h) The provisions of Section 5.5 and Section 5.6 shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

         5.6.     Additional Matters

                  (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

                  (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim; provided, however, that Lucent shall be entitled to control the prosecution of any such right, defense or claim in respect of any Shared Contingent Liability.

                  (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant or, in the case of a Shared Contingent Liability, add the Indemnifying Party as a named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this section, subject to section 6.4 with respect to Shared Contingent Liabilities, and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

         5.7.     Remedies Cumulative

                  The remedies provided in this Article V shall be cumulative and, subject to the provisions of Article IX, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying party.

         5.8.     Survival of Indemnities

                  The rights and obligations of each of Lucent and Avaya and their respective Indemnitees under this Article V shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

         5.9.     Alleged Infringement or Misappropriation

                  (a) The provisions of this Section 5.9 shall apply notwithstanding any other provisions of this Agreement or any Ancillary Agreement. The provisions of this Section 5.9 shall apply in the event of any claim, action, proceeding or suit by a third party alleging an infringement of any patent, copyright, trademark or misappropriation of a trade secret against
(i) Lucent or any member of the Lucent Group with respect to any product, software or other material provided by or ordered from the Avaya Business, or
(ii) Avaya or any member of the Avaya Group with respect to any product, software or other material provided by or ordered from the Lucent Business, in each case prior to the Distribution Date. In each case, Lucent, such member of the Lucent Group, Avaya or such member of the Avaya Group is referred to as the "IP Indemnified Party," and Lucent (in the case where Avaya or a member of the Avaya Group is the IP Indemnified Party) or Avaya (in the case where Lucent or a member of the Lucent Group is the Indemnified Party) shall be referred to as the "IP Indemnifying Party." In any such claim, action, proceeding or suit, the IP Indemnifying Party, at its expense, will defend the IP Indemnified Party, subject to the conditions and exceptions stated below. The IP Indemnifying Party will reimburse the IP Indemnified Party for any cost, expense or attorneys' fees, incurred at the IP Indemnifying Party's written request or authorization, and will indemnify the IP Indemnified Party against any liability assessed against the IP Indemnified Party by final judgment on account of such infringement or misappropriation arising out of such use.

                  (b) If the IP Indemnified Party's use shall be enjoined or in the IP Indemnified Party's opinion is likely to be enjoined, the IP Indemnifying Party will, at its expense and at its option, either (i) replace the enjoined product, software or other material furnished as described in Section 5.9(a) with a suitable substitute free of any infringement; (ii) modify it so that it will be free of the infringement; or (iii) procure for the IP Indemnified Party a license or other right to use it. If none of the foregoing options are practical despite the IP Indemnifying Party's commercially reasonable efforts, then the IP Indemnifying Party will remove the enjoined product, software or other material and refund to the IP Indemnified Party any amounts paid to the IP Indemnifying Party therefor less a reasonable charge for any actual period of use by the IP Indemnified Party.

                  (c) The IP Indemnified Party shall give the IP Indemnifying Party prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and the IP Indemnifying Party shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same; provided, however, the IP Indemnifying Party shall not consent to entry of any judgment or enter into any settlement without the consent of the IP Indemnified Party if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against the IP Indemnified Party. The IP Indemnified Party shall, upon the IP Indemnifying Party's request and at the IP Indemnifying Party's expense, furnish all information and assistance available to the IP Indemnified Party and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

                  (d) No undertaking of the IP Indemnifying Party under this
Section 5.9 shall extend to any such alleged infringement or violation to the extent that it: (i) arises from adherence to design modifications, specifications, drawings, or written instructions which the IP Indemnifying Party was directed by the IP Indemnified Party to follow, but only if such alleged infringement or violation does not reside in corresponding commercial product, software or other material of the IP Indemnifying Party's design or selection; or (ii) arises from adherence to instructions to apply the IP Indemnified Party's trademark, trade name or other company identification; or
(iii) resides in a product, software or other material which are not of the IP Indemnifying Party's origin and which are furnished by the IP Indemnified Party to the IP Indemnifying Party for use as described in Section 5.9(a); or (iv) relates to uses of product, software or other material provided by the IP Indemnifying Party in combinations with other product, software or other material, furnished either by the IP Indemnifying Party or others, which combination was not installed, recommended or otherwise approved by the IP Indemnifying Party. In the foregoing cases numbered (i) through (iv), the IP Indemnified Party will defend and save the IP Indemnifying Party harmless, subject to the same terms and conditions and exceptions stated above, with respect to the IP Indemnifying Party's rights and obligations under this section.

                  (e) The liability and rights of the IP Indemnifying Party and the IP Indemnified Party with respect to any and all claims, actions, proceedings or suits by third parties alleging infringement of patents, trademarks or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any product, software or other material furnished as described in Section 5.9(a) shall be limited to the specific undertakings contained in this Section 5.9.


                                   ARTICLE VI
                   CONTINGENT GAINS AND CONTINGENT LIABILITIES

         6.1. Definitions Relating to Contingent Gains and Contingent
Liabilities

                  For the purpose of this Agreement the following terms shall have the following meanings:

                  (a) CONTINGENT CLAIM COMMITTEE means a committee composed of one representative designated from time to time by each of Lucent and Avaya that shall be established in accordance with Section 6.6.

                  (b) CONTINGENT GAIN means any claim or other right of Lucent, Avaya or any of their respective Affiliates, whenever arising, against any Person other than Lucent, Avaya or any of their respective Affiliates, if and to the extent that (i) such claim or right has accrued as of the Distribution Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person as of the Distribution Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Distribution Date. A claim or right meeting the foregoing definition shall be considered a Contingent Gain regardless of whether there was any Action pending, threatened or contemplated as of the Distribution Date with respect thereto. For purposes of the foregoing, a claim or right shall be deemed to have accrued as of the Distribution Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Distribution Date, such that the claim or right, were it asserted in an Action on or prior to the Distribution Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of (i) any Insurance Proceeds, (ii) any Excluded Assets, (iii) any reversal of any litigation or other reserve, or (iv) any matters relating to Taxes (which are governed by the Tax Sharing Agreement) shall be deemed to be a Contingent Gain.

                  (c) CONTINGENT LIABILITY means any Liability, other than Liabilities for Taxes (which are governed by the Tax Sharing Agreement), of Lucent, Avaya or any of their respective Affiliates, whenever arising, to any Person other than Lucent, Avaya or any of their respective Affiliates, if and to the extent that (i) such Liability has accrued as of the Distribution Date (based on then existing law) and (ii) the existence or scope of the obligation of Lucent, Avaya or any of their respective Affiliates as of the Distribution Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such Liability to have been discovered or asserted as of the Distribution Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined). In the case of any Liability a portion of which had accrued as of the Distribution Date and a portion of which accrues after the Distribution Date, only that portion that had accrued as of the Distribution Date shall be considered a Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have accrued as of the Distribution Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Distribution Date, such that the claim, were it asserted in an Action on or prior to the Distribution Date, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the parties agree that no Liability relating to, arising out of or resulting from any obligation of any Person to perform the executory portion of any contract or agreement existing as of the Distribution Date, or to satisfy any obligation accrued under any Plan (as defined in the Employee Benefits Agreement) as of the Distribution Date, shall be deemed to be a Contingent Liability.

                  (d) EXCESS PORTION means that portion, if any, of the aggregate Value of all amounts actually paid by Lucent or Avaya (in each case, together with any members of its respective Group), in respect of any single Exclusive Contingent Liability of such Group or any Related Exclusive Contingent Liabilities of such Group that is in excess of $50 million.

                  (e) EXCLUSIVE CONTINGENT LIABILITY means any Exclusive Lucent Contingent Liability or Exclusive Avaya Contingent Liability.

                  (f) EXCLUSIVE AVAYA CONTINGENT GAIN means any Contingent Gain if such Contingent Gain primarily relates to any Avaya Business (including any Avaya Business included in the definition of an Exclusive Lucent Contingent Gain within the meaning of the SDA Agreement), including the matters listed or described on Schedule 6.1(f) hereto, or if such Contingent Gain is expressly assigned to Avaya pursuant to this Agreement or any Ancillary Agreement.

                  (g) EXCLUSIVE LUCENT CONTINGENT GAIN means any Contingent Gain if such Contingent Gain primarily relates to any Lucent Business(including any Lucent Business included in the definition of an Exclusive Lucent Contingent Gain within the meaning of the SDA Agreement), including the matters listed or described on Schedule 6.1(g) hereto, or if such Contingent Gain is expressly assigned to Lucent pursuant to this Agreement or any Ancillary Agreement.

                  (h) EXCLUSIVE AVAYA CONTINGENT LIABILITY means any Contingent Liability if such Contingent Liability primarily relates to any Avaya Business (including any Avaya Business included in the definition of an Exclusive Lucent Contingent Liability within the meaning of the SDA Agreement) , including the matters listed or described on Schedule 6.1(f) hereto, or if such Contingent Liability is expressly assigned to Avaya pursuant to this Agreement or any Ancillary Agreement.

                  (i) EXCLUSIVE LUCENT CONTINGENT LIABILITY means any Contingent Liability if such Contingent Liability primarily relates to any Lucent Business (including any Lucent Business included in the definition of an Exclusive Lucent Contingent Liability within the meaning of the SDA Agreement) including the matters listed or described on Schedule 6.1(g) hereto, or if such Contingent Liability is expressly assigned to Lucent pursuant to this Agreement or any Ancillary Agreement.

                  (j) RELATED EXCLUSIVE CONTINGENT LIABILITIES of any Group means:

                           (i) in the case of any Exclusive Contingent
Liabilities of such Group other than Environmental Liabilities, any set or group of Exclusive Contingent Liabilities of such Group (but not including any Exclusive Contingent Liabilities of any other Group) arising from:

                                    (A) any single Action (including any group
of Actions that are consolidated as a single Action and any Action or Actions certified as a class action); or

                                    (B) any Action that is brought or threatened
to be brought as a class action and that is settled; and

                           (ii) in the case of any Exclusive Contingent
Liabilities of such Group that are Environmental Liabilities:

                                    (A) any and all Environmental Liabilities of
such Group associated with a single site; and

                                    (B) any and all Environmental Liabilities of
such Group arising from separate sites but listed on the National Priorities List as a single site. Exclusive Contingent Liabilities of such Group that are Environmental Liabilities of such Group arising from sites listed separately on the National Priorities List shall not be deemed to be Related Exclusive Contingent Liabilities. Whether sites not listed on the National Priorities List shall be deemed to be a "single site" for purposes of clause (B) of this definition shall be determined by applying the definition of "on-site" contained in 40 C.F.R. Section 300.5 (as in effect an as of the date of this Agreement) which provides that "On-site means the areal extent of contamination and all suitable areas in very close proximity to the contamination necessary for implementation of the response action." Site identifications by a state or local Governmental Authority similar in import to those authorized by the definition of "on-site" in 40 C.F.R. Section 300.5 (as in effect as of the date of this Agreement) shall similarly be determinative of whether sites not listed on the National Priorities List shall be deemed to be a "single site" for purposes of this definition.

                  (k) SHARED CONTINGENT GAIN means any Contingent Gain that is not an Exclusive Lucent Contingent Gain or an Exclusive Avaya Contingent Gain including any Contingent Gain relating to, arising out of or resulting from the matters set forth on Schedule 6.1(k).

                  (l) SHARED CONTINGENT LIABILITY means, without duplication:

                           (i) any Contingent Liability that is not an Exclusive
Lucent Contingent Liability or an Exclusive Avaya Contingent Liability;

                           (ii) any Liability (other than Taxes) relating to,
arising out of or resulting from any Other Discontinued Operations;

                           (iii) any Liability (other than Taxes) relating to,
arising out of or resulting from the matters set forth on Schedule 6.1(l); and

                           (iv) any Shared Contingent Liability within the
meaning of the SDA Agreement.

                  (m) SHARED AVAYA PERCENTAGE means [90]%.

                  (n) SHARED LUCENT PERCENTAGE means [10]%.

                  (o) SHARED PERCENTAGE means the Shared Lucent Percentage or the Shared Avaya Percentage, as the case may be.

                  (p) VALUE means the aggregate amount of all cash payments, the fair market value of all non-cash payments and the incremental cost of providing any goods or services made or provided in respect of any Exclusive Contingent Liability or Related Exclusive Contingent Liabilities, whether in satisfaction of any judgment, in settlement of any Action or threatened Action or otherwise (including all costs and expenses of defending or investigating any Action or threatened Action), net of: (i) any Insurance Proceeds received or realized in respect of the applicable Exclusive Contingent Liability or Related Exclusive Contingent Liabilities (applied in reduction of the applicable Liability in the manner contemplated by Section 5.4), (ii) any Tax benefits associated with such payments or the provision of such goods or services (based on assumed effective Tax rate equal to the effective Tax rate of the applicable party for the fiscal year immediately preceding the year in which such payments are made or goods or services provided (it being understood that the effective Tax rate for any party whose earnings for such immediately preceding fiscal year are consolidated for federal income tax purposes with another corporation shall be the effective Tax rate of the corporation filing such federal income tax return for such immediately preceding fiscal year)), (iii) any other amounts recovered (including by way of set off) from a third party in connection with any such Action or threatened Action and (iv) the amount of any reserve, account payable or similar accrual in respect of the Exclusive Contingent Liability or Related Exclusive Contingent Liabilities, net of any offsetting receivables in respect of such Exclusive Contingent Liability or Related Exclusive Contingent Liabilities, in each case as reflected on the Avaya Balance Sheet or the audited consolidated balance sheet of Lucent, including the notes thereto, as of September 30, 1999 (and without giving effect to any subsequent adjustment of any such reserve, account payable, accrual or offsetting receivable).

         6.2.     Contingent Gains

                  (a) Each of Lucent and Avaya shall have sole and exclusive right to any benefit received with respect to any Exclusive Lucent Contingent Gain, or Exclusive Avaya Contingent Gain, respectively. Each of Lucent and Avaya shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forego, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Exclusive Lucent Contingent Gain or Exclusive Avaya Contingent Gain, respectively.

                  (b) Any benefit that may be received from any Shared Contingent Gain shall be shared among Lucent and Avaya in proportion to the Shared Lucent Percentage and the Shared Avaya Percentage, respectively, and shall be paid in accordance with Section 6.5. Notwithstanding the foregoing, Lucent shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forgo, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Shared Contingent Gain. Avaya shall not take, or permit any member of its Group to take, any action (including commencing any claim) that would interfere with such rights and powers of Lucent. Lucent shall use its reasonable efforts to notify Avaya in the event that it commences an Action with respect to a Shared Contingent Gain; provided that the failure to provide such notice shall not give rise to any rights on the part of Avaya against Lucent or affect any other provision of this
Section 6.2. Avaya acknowledges that Lucent may elect not to pursue any Shared Contingent Gain for any reason whatsoever (including a different assessment of the merits of any Action, claim or right than Avaya or any business reasons that are in the best interests of Lucent or a member of the Lucent Group, without regard to the best interests of any member of the Avaya Group) and that no member of the Lucent Group shall have any liability to any Person (including any member of the Avaya Group) as a result of any such determination.

                  (c) In the event of any dispute as to whether any claim or right is a Contingent Gain or whether any Contingent Gain is a Shared Contingent Gain, an Exclusive Lucent Contingent Gain or an Exclusive Avaya Contingent Gain, Lucent may, but shall not be obligated to, commence prosecution or other assertion of such claim or right pending resolution of such dispute. In the event that Lucent commences any such prosecution or assertion and, upon resolution of the dispute, it is determined hereunder that Avaya has the exclusive right to such claim or right, Lucent shall, promptly upon the request of Avaya, discontinue the prosecution or assertion of such right or claim and transfer the control thereof to Avaya. In such event, Avaya will reimburse Lucent for all costs and expenses, reasonably incurred prior to resolution of such dispute in the prosecution or assertion of such claim or right.

         6.3.     Exclusive Contingent Liabilities

                  (a) Except as otherwise provided in this Section 6.3, each Exclusive Contingent Liability or Related Exclusive Contingent Liability shall constitute a Liability for which indemnification is provided by Lucent or Avaya, as the case may be, pursuant to Article V hereof and shall be subject to the procedures set forth in Article V with respect thereto.

                  (b) Notwithstanding anything to the contrary in this Agreement, if the aggregate Value of all amounts paid by Lucent or Avaya (in each case, together with any members of its respective Group) in respect of any single Exclusive Contingent Liability of such Group or any Related Exclusive Contingent Liabilities of such Group is in excess of $50 million, each of Lucent or Avaya, as the case may be, shall be entitled to reimbursement from each of the others for a share of the Excess Portion in accordance with the following percentages:

                           (i) in the case of Exclusive Lucent Contingent
Liabilities, Lucent shall bear [90]% of such Excess Portion and Avaya shall bear [10]% of such Excess Portion; and

                           (ii) in the case of Exclusive Avaya Contingent
Liabilities, Avaya shall bear 50% of such Excess Portion and Lucent shall bear 50% of such Excess Portion.

                  (c) In the event that after any payment is made by any party to the other party in accordance with the allocation set forth in Section 6.3(b), either party or any member of such party's Group receives any Insurance Proceeds or obtains any other amounts that, in any such case, would reduce the Value of all amounts paid by such party and the members of its Group in respect of the applicable Exclusive Contingent Liability or Liabilities, such party will promptly notify the other party of the receipt of such Insurance Proceeds or otherwise and will promptly reimburse the other party for the amount of any payment that such first party would not have been entitled to receive if it had received such Insurance Proceeds or obtained such recovery on or prior to the date it received a payment pursuant to this Section. Each such repayment will be accompanied by interest accruing from the date of receipt of the original payment pursuant to this Section to the date of such repayment at a rate equal to the Prime Rate plus 2% per annum.

                  (d) Each party agrees to use its reasonable best efforts to advise the other party if it becomes aware of one or more Exclusive Contingent Liabilities or Related Exclusive Contingent Liabilities that may result in a Value of $50 million or more; provided, however, that no failure to give any such notice shall relieve the other party of any obligation pursuant to this Agreement. In the event of any such notice, or if the other party otherwise determines that any such risk may exist, the other party will be entitled at its own expense to monitor any such Action. In any such event, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent reasonably practicable the attorney-client privilege, attorney work product and other judicially recognized protections and privileges with respect thereto.

                  (e) It shall not be a defense to any obligation by any party to pay any amount in respect of any Excess Portion that such party was not consulted in the defense thereof, that such party's views or opinions as to the conduct of such defense were not accepted or adopted, that such party does not approve of the quality or manner of the defense thereof or that such Excess Portion was incurred by reason of a settlement rather than by a judgment or other determination of liability (even if, subject to Section 5 .5(g), such settlement was effected without the consent or over the objection of such party).

         6.4.     Shared Contingent Liabilities

                  (a) As set forth in Section 5.5(c) and subject to Section 5.5(g), Lucent shall assume the defense of, and may seek to settle or compromise, any Third Party Claim that is a Shared Contingent Liability, and the costs and expenses thereof shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the other parties with respect thereto pursuant to this Section 6.4.

                  (b) Each of Lucent and Avaya shall be responsible for its Shared Percentage of any Shared Contingent Liability. It shall not be a defense to any obligation by any party to pay any amount in respect of any Shared Contingent Liability that such party was not consulted in the defense thereof, that such party's views or opinions as to the conduct of such defense were not accepted or adopted, that such party does not approve of the quality or manner of the defense thereof or that such Shared Contingent Liability was incurred by reason of a settlement rather than by a judgment or other determination of liability (even if, subject to Section 5.5(g), such settlement was effected without the consent or over the objection of such party).

         6.5.     Payments

                  (a) Any amount owed in respect of any Shared Contingent Liabilities (including reimbursement for the cost or expense of defense of (i) any Third Party Claim that is a Shared Contingent Liability, (ii) any Excess Portion of any Exclusive Contingent Liabilities or of any

Related Exclusive Contingent Liabilities or (iii) any Shared Contingent Gains pursuant to this Article VI shall be remitted promptly after the party entitled to such amount provides an invoice (including reasonable supporting information with respect thereto) to the party owing such amount.

                  (b) In the case of any Shared Contingent Liability, Lucent shall be entitled to reimbursement from Avaya in advance of a final determination of any Action for amounts paid in respect of costs and expenses related thereto, from time to time as such costs and expenses are paid. In the case of any Shared Contingent Gain, Lucent shall be entitled to retain from the amount of the Shared Contingent Gain otherwise payable to Avaya, Avaya's Shared Percentage of the costs and expenses paid or incurred by or on behalf of any member of the Lucent Group in connection with such Shared Contingent Gain.

                  (c) Any amounts billed and properly payable in accordance with this Article VI that are not paid within 30 days of such bill shall bear interest at the Prime Rate plus 2% per annum.

         6.6. Procedures to Determine Status of Contingent Liability or Contingent Gain

                  (a) With respect to the Actions set forth on Schedule 6.6, and with respect to any other matters not set forth on Schedules 6.1(f), 6.1(g) or 6.1(k) (regardless of whether such matters are currently pending but not set forth on such Schedules or are asserted or filed hereafter), Lucent and Avaya will form the Contingent Claim Committee for the purpose of resolving whether:

                           (i) any claim or right is a Contingent Gain;

                           (ii) any Contingent Gain is a Shared Contingent Gain,
an Exclusive Lucent Contingent Gain or an Exclusive Avaya Contingent Gain;

                           (iii) any Liability is a Contingent Liability;

                           (iv) any Contingent Liability is a Shared Contingent
Liability, an Exclusive Lucent Contingent Liability or an Exclusive Avaya Contingent Liability; or

                           (v) any Exclusive Contingent Liabilities constitute
Related Exclusive Contingent Liabilities.

                  (b) Any of the parties may refer any potential Contingent Gains or Contingent Liabilities to the Contingent Claim Committee for resolution as described in Section 6.6(a) and if the Contingent Claim Committee reaches a determination (which shall be made within 30 days of such referral), then that determination shall be binding on all of the parties and their respective successors and assigns. In the event that the Contingent Claim Committee cannot reach a determination as to the nature or status of any such Contingent Liabilities or Contingent Gains within 30 days after such referral, then the issue will be submitted to the respective General

Counsel of Lucent and Avaya for determination. If the General Counsel cannot reach a determination, then the procedures set forth in Article IX of this Agreement shall govern.

                  (c) In resolving, with respect to any Action set forth on
Schedule 6.6 or any other matter not set forth in Schedules 6.1(f), 6.1(g) and 6.1(k), whether (i) any Contingent Gain is a Shared Contingent Gain, an Exclusive Lucent Contingent Gain or an Exclusive Avaya Contingent Gain or (ii) any Contingent Liability is a Shared Contingent Liability, an Exclusive Lucent Contingent Liability or an Exclusive Avaya Contingent Liability, the categorization of Contingent Gains and Contingent Liabilities reflected in Schedules 6.1(f), 6.1(g) and 6.1(k) shall be considered and used as a presumptive guide.

         6.7.     Certain Case Allocation Matters

                  The parties agree that if any Action not set forth on Schedule 6.1(f), 6.1(g) or 6.1(k) involves separate and distinct claims that, if not joined in a single Action, would constitute separate Exclusive Contingent Liabilities of two or more parties, they will use their reasonable best efforts to segregate such separate and distinct claims so that the Liabilities associated with each such claim (including all costs and expenses) shall be treated as Exclusive Contingent Liabilities of the appropriate party and so that each party shall have the rights and obligations with respect to each such claim (including pursuant to Article V hereof) as would have been applicable had such claims been commenced as separate Actions. Notwithstanding the foregoing provisions, this Section 6.7 shall not apply to any separate and distinct claim that is de minimis or frivolous in nature.

         6.8.     Termination of Certain Article VI Provisions

                  The provisions set forth in this Article VI related to sharing of Contingent Gains, Contingent Liabilities and the Excess Portion of any Exclusive Liability shall terminate on the third anniversary of the Distribution Date except for (i) any claim or action pending or asserted by either party on or prior to such termination, or (ii) any claim or action related to any matter that has a statute of limitations that extends beyond such termination date. Any claim or action referred to in (i) and (ii) above shall survive until the later of the final determination applicable to any such claim or action or for the applicable statute of limitations covering such claim or action.


                                   ARTICLE VII
                  INTERIM OPERATIONS AND CERTAIN OTHER MATTERS

         7.1.     Insurance Matters

                  (a) Lucent and Avaya agree to cooperate in good faith to provide for an orderly transition of insurance coverage for the treatment of any Insurance Policies that will remain in effect following the Distribution Date on a mutually agreeable basis. In no event shall Lucent, any other member of the Lucent Group or any Lucent Indemnitee have liability or obligation whatsoever to any member of the Avaya Group in the event that any Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of any member of the Avaya Group for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

                  (b) (i) Except as otherwise provided in any Ancillary Agreement, the parties intend by this Agreement that Avaya and each other member of the Avaya Group be successors-in-interest to all rights that any member of the Avaya Group may have as of the Distribution Date as a subsidiary, affiliate, division or department of Lucent prior to the Distribution Date under any policy of insurance issued to Lucent by any insurance carrier or under any agreements related to such policies executed and delivered prior to the Distribution Date, including any rights such member of the Avaya Group may have, as an insured or additional named insured, subsidiary, affiliate, division or department, to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Distribution Date. At the request of Avaya, Lucent shall take all reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; provided, however that Lucent shall not be required to pay any amounts, waive any rights or incur any Liabilities in connection therewith.

                      (ii) Except as otherwise contemplated by any Ancillary Agreement, after the Distribution Date, none of Lucent or Avaya or any member of their respective Groups shall, without the consent of the other, provide any such insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder; provided, however that the foregoing shall not (A) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (B) require any member of any Group to pay any premium or other amount or to incur any Liability, or (C) require any member of any Group to renew, extend or continue any policy in force. Each of Lucent and Avaya will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion.

                  (c) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the Lucent Group in respect of any Insurance Policy or any other contract or policy of insurance.

                  (d) Avaya does hereby, for itself and each other member of the Avaya Group, agree that no member of the Lucent Group or any Lucent Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of Lucent and its Affiliates as in effect at any time prior to the Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

                  (e) Nothing in this Agreement shall be deemed to restrict any member of the Avaya Group from acquiring at its own expense any other Insurance policy in respect of any Liabilities or covering any period.

         7.2.     Operating Financial Liabilities

                  (a) As between Lucent and Avaya, Avaya hereby irrevocably assumes and agrees to pay, perform, satisfy and discharge all liabilities, obligations, contingencies and other Liabilities under, or otherwise relating to, arising out of or resulting from, all Avaya OFL's. For purposes of this Agreement, the term "Avaya OFL" means the OFL's listed or described on Schedule 7.2(a) and any other OFL's that are primarily related to, arise out of or result from any Avaya Asset, Avaya Liability (including any Avaya Contract) or Avaya Business or that were otherwise entered into in connection with the conduct of the Avaya Business. The parties hereto acknowledge that there may be OFL's that are Avaya OFL's that are not set forth or described on such Schedule 7.2(a) because such OFL's were inadvertently excluded from such Schedule. As a result, the parties agree to cooperate in good faith to supplement Schedule 7.2(a) as any additional Avaya OFL's are identified. In the event that any OFL is so added to such Schedule 7.2(a), Lucent will retroactively bill Avaya in accordance with this Section 7.2 for any amount payable by any member of the Lucent Group on or after the date hereof, and Lucent will retroactively credit Avaya in accordance with this Section 7.2 for any amount paid to any member of the Lucent Group on or after the date hereof, together in each case with interest thereon from the date of payment by or to any such member of the Lucent Group, as the case may be, to the date of settlement of such bill or credit, at the Lucent CP Rate that would have been applicable if such Avaya OFL had originally been included on
Schedule 7.2(a), subject to increase pursuant to Section 7.2(c)(ii).

                  (b) (i) Lucent may, from time to time, set forth on Schedule 7.2(a) whether any Avaya OFL's are to be paid, performed, satisfied and discharged directly by Avaya. Lucent may at any time or from time to time on at least 30 days' written notice to Avaya, modify such Schedule 7.2(a) to change whether any Avaya OFL shall thereafter be paid, performed, satisfied and discharged directly by Avaya or by Lucent. Lucent shall, in the absence of any default by Avaya under this Section 7.2, pay, or cause to be paid, all other Avaya OFL's, and Avaya agrees to reimburse Lucent for such payments in accordance with the terms of this Section 7.2. If Avaya is in default of any of its obligations under this Section 7.2, Lucent shall no longer be required to pay, or cause to be paid, any Avaya OFL's and Avaya shall be required directly to pay, perform, satisfy and discharge such Avaya OFL's.

                           (ii) In the event that payments are made by a third
party under any Avaya OFL, if Avaya is not in default of any of its obligations under this Section 7.2, (A) if any such payment is made to any member of the Avaya Group, such member of the Avaya Group will be entitled to retain any such payments received by it, and (B) if any such payment is made to any member of the Lucent Group, such member of the Lucent Group shall, at Lucent's election, either remit any such amounts it receives to Avaya or net such amounts against payments Lucent is then required to make under any other Avaya OFL or against payments then owed (whether or not then due) to Lucent by Avaya hereunder.

                           (iii) In the event that payments are made by a third
party under any Avaya OFL, if Avaya is in default of any of its obligations under this Section 7.2, (A) if any such payment is made to any member of the Avaya Group, Avaya shall promptly remit any such payments to Lucent, and (B) if any such payment is made to any member of the Lucent Group, Lucent shall be entitled (but not required, to apply any such payments to satisfy, any such breach by Avaya, either, at Lucent's option) by netting amounts then owed (whether or not then due) to Lucent by Avaya hereunder or by paying over such monies in order to satisfy any obligation in respect of any Avaya OFL.

                      (iv) In the event that payment or receipt of commodities or other property is called for under any Avaya OFL, the parties will mutually agree upon reasonable then current market-based valuations to convert such payment or receipt into dollars, unless Avaya determines to make delivery or take receipt under the Avaya OFL in commodities or property.

                  (c) (i) Lucent shall issue a statement to Avaya for the payments due from or payable to Avaya pursuant to this Section 7.2 in respect of any month by the tenth business day of the following month. Each such statement shall set forth the Lucent CP Rate for the immediately preceding month. Interest will accrue and be payable by Avaya on all amounts due pursuant to this section
7.2 in respect of Avaya OFL's at the Lucent CP Rate in effect for the month immediately preceding the month in which the statement is issued from the date of payment of any such amount by any member of the Lucent Group under any Avaya OFL to the date of payment therefor to Lucent by Avaya. In the event payments are due by Lucent to Avaya under this Section 7.2, Lucent will pay interest at the Lucent CP Rate in effect for the month immediately preceding the month in which the statement is issued from the date of receipt by Lucent under an Avaya OFL to the date of payment by Lucent. All payments under this Section 7.2 shall be in same day funds.

                      (ii) Avaya agrees to pay Lucent any amounts due (including in respect of interest) within 10 days of receipt of each statement. Lucent will remit to Avaya any payments (including in respect of interest) received by any member of the Lucent Group under any Avaya OFL (to the extent not netted in accordance with Section 7.2(b)) within 10 days of the date of statement. Any amounts not paid when due shall bear interest at the Prime Pate plus 2% per annum in lieu of the Lucent CP Rate.

                  (d) (i) Avaya may prepay (or effect the early termination) of any Avaya OFL's provided that no additional Liability is thereby created for any member of the Lucent Group other than any Liabilities that are fully discharged and satisfied by Avaya simultaneously with such prepayment or early termination.

                      (ii) Without Lucent's written consent, Avaya will not enter into or permit any amendment, modification or waiver of any provision of any Avaya OFL; provided that Lucent agrees that it will consent to any such amendments, modifications or waivers that do not create additional obligations or Liabilities for any member of the Lucent Group or otherwise adversely affect any member of the Lucent Group.

                      (iii) Each party will give prompt notice to the other party of any default by it or, if it becomes aware thereof, by any third party under any Avaya OFL.

                           (iv) In the event that Avaya makes any payment in
respect of an Avaya OFL, Avaya will be subrogated to all rights of Lucent or any member of the Lucent Group with respect to such Avaya OFL, including with respect to collateral, to the extent of such payment.

         7.3.     Certain Business Matters

                  Subject to Section 2.15, no member of any Group shall have any duty to refrain from (i) engaging in the same or similar activities or lines of business as any member of any other Group, (ii) doing business with any potential or actual supplier or customer of any member of any other Group, or
(iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of any other Group.

         7.4.     Late Payments

                  Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.


                                  ARTICLE VIII
                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

         8.1.     Agreement for Exchange of Information; Archives

                  (a) Each of Lucent and Avaya, on behalf of its respective Group, agrees to provide, or cause to be provided, to each other Group, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, in each case other than claims or allegations that one party to this Agreement has against the other or (iii) subject to clause
(ii) above, to comply with its obligations under this Agreement, any Ancillary Agreement or any Avaya OFL; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                  (b) After the Distribution Date, Avaya shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the Avaya Business that are located in archives retained or maintained by Lucent.

Avaya may obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that Avaya shall cause any such objects to be returned promptly in the same condition in which they were delivered to Avaya and Avaya shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to Lucent. Avaya shall pay the applicable fee or rate per hour for archives research services (subject to increase from time to time to reflect rates then in effect for Lucent generally). Nothing herein shall be deemed to restrict the access of any member of the Lucent Group to any such documents or objects or to impose any liability on any member of the Lucent Group if any such documents or objects are not maintained or preserved by Lucent.

                  (c) After the date hereof, (i) each of Lucent and Avaya shall maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable the members of the other Group to satisfy their respective reporting, accounting, audit and other obligations, and (ii) each of Lucent and Avaya shall provide, or cause to be provided, to the other in such form as such other party shall request, at no charge to such other party, all financial and other data and information as such other party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

         8.2.     Ownership of Information

                  Any Information owned by one Group that is provided to a requesting party pursuant to Section 8.1 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

         8.3.     Compensation for Providing Information

                  The party requesting such Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

         8.4.     Record Retention

                  To facilitate the possible exchange of Information pursuant to this Article VIII and other provisions of this Agreement after the Distribution Date, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control on the Distribution Date in accordance with the policies of Lucent as in effect on the Distribution Date or such other policies as may be reasonably adopted by the applicable party after the Distribution Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the date hereof without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; provided, however, that in the case of any Information relating to Taxes, employee benefits or to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof) ; provided further, however, that in the event that any such Information is also subject to a retention requirement contained in any Ancillary Agreement that is longer than the requirement contained in this
Section 8.4, then the requirement in such agreement shall supersede this Section 8.4.

         8.5.     Limitations of Liability

                  No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of Section 8.4.

         8.6.     Other Agreements Providing for Exchange of Information

                  The rights and obligations granted under this Article VIII are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

         8.7.     Production of Witnesses; Records; Cooperation

                  (a) After the Distribution Date, except in the case of an adversarial Action by one party against another party, each party hereto shall use its reasonable best efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

                  (b) If an Indemnifying Party or Lucent chooses to defend or to seek to compromise or settle any Third Party Claim, or if any party chooses to prosecute or otherwise evaluate or to pursue any Contingent Gain, the other parties shall make available to such Indemnifying Party, Lucent or such other party, as the case may be, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

                  (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions, Contingent Liabilities and Contingent Gains.

                  (d) Without limiting any provision of this Section, each party agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

                  (e) The obligation of the parties to provide witnesses pursuant to this Section 8.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other employees without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 8.7(a)).

                  (f) In connection with any matter contemplated by this Section 8.7, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

         8.8.     Confidentiality

                  (a) Subject to Section 8.9, each of Lucent and Avaya, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to Lucent's confidential and proprietary information pursuant to policies in effect as of the Distribution Date, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to any of the date hereof or the Distribution Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation), or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

                  (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 8.9. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

         8.9.     Protective Arrangements

                  In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.


                                   ARTICLE IX
                               DISPUTE RESOLUTION

         9.1.     Disputes

                  Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and mediation set forth in this Article IX shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the Lucent Group and the Avaya Group.

         9.2.     Escalation; Mediation

                  (a) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable best efforts to meet within 30 days of the Escalation Notice.

                  (b) If the parties are not able to resolve the dispute, controversy or claim through the escalation process referred to above, then the matter shall be referred to mediation. The parties shall retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation shall be a prerequisite to the commencement of any action by either party.

         9.3.     Court Actions

                  (a) In the event that any party, after complying with the provisions set forth in Section 9.2 above, desires to commence an Action, such party may submit the dispute, controversy or claim (or such series of related disputes, controversies or claims) to any court of competent jurisdiction.

                  (b) Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article IX with respect to all matters not subject to such dispute, controversy or claim.


                                    ARTICLE X
                   FURTHER ASSURANCES AND ADDITIONAL COVENANTS

         10.1.    Further Assurances

                  (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Without limiting the foregoing, prior to, on and after the Distribution Date, each party hereto shall cooperate with the other party, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the Avaya Assets and the assignment and assumption of the Avaya Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any Security Interest, if and to the extent it is practicable to do so.

                  (c) On or prior to the Distribution Date, Lucent and Avaya in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by Lucent, Avaya or any other Subsidiary of Lucent, as the case may be, to effectuate the transactions contemplated by this Agreement. On or prior to the Distribution Date, Lucent and Avaya shall take all actions as may be necessary to approve the stock-based employee benefit plans of Avaya in order to satisfy the requirement of Rule 16b-3 under the Exchange Act.

                  (d) The parties hereto agree to take any reasonable actions necessary in order for the Distribution to qualify as a tax-free distribution pursuant to Section 355 of the Code.

                  (e) Lucent and Avaya, and each of the members of their respective Groups, waive (and agree not to assert against any of the others) any claim or demand that any of them may have against any of the others for any Liabilities or other claims relating to or arising out of: (i) the failure of Avaya or any member of the Avaya Group, on the one hand, or of Lucent or any member of the Lucent Group, on the other hand, to provide any notification or disclosure required under any state Environmental Law in connection with the Contribution or the other transactions contemplated by this Agreement, including the transfer by any member of any Group to any member of any other Group of ownership or operational control of any Assets not previously owned or operated by such transferee; or (ii) any inadequate, incorrect or incomplete notification or disclosure under any such state Environmental Law by the applicable transferor. To the extent any Liability to any Governmental Authority or any third Person arises out of any action or inaction described in clause (i) or
(ii) above, the transferee of the applicable Asset hereby assumes and agrees to pay any such Liability.

                  (f) Prior to the Distribution Date, if one or more of the parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which one or more of the other parties will provide such service.

         10.2.    Qualifications as Tax-Free Distribution

                  After the Distribution Date, neither Lucent nor Avaya shall take, or permit any member of its respective Group to take, any action which could reasonably be expected to prevent the Distribution from qualifying as a tax-free distribution within the meaning of Section 355 of the Code or any other transaction contemplated by this Agreement or any Ancillary Agreement which is intended by the parties to be tax-free from failing so to qualify.

         10.3.    Changes in Avaya Stock Ownership Following the Distribution

                  (a) For each proposed Change in Avaya Stock Ownership occurring during the two-year period following the Distribution after which the Avaya Cumulative Ownership Change will exceed 25 percent, Avaya agrees that prior to consummating such Change in Avaya Stock Ownership it will (i) notify Lucent of such proposed agreement or plan, and (ii) not consummate such agreement or plan unless (1) Lucent shall have obtained a Supplemental Ruling in accordance with Section 6.5(e) of the Tax Sharing Agreement that the consummation of such agreement or plan will not effect the treatment of the Distribution under Section 355 of the Code; or (2) Avaya shall have obtained an opinion of Cravath, Swaine & Moore (or other nationally recognized tax counsel acceptable to Lucent) that the consummation of such agreement or plan will not effect the treatment of the Distribution under Section 355 of the Code; or (3) Lucent shall have waived the requirement to obtain such a ruling or opinion, or
(4) Avaya and the other party or parties to the proposed Change in Avaya Stock Ownership shall have agreed to indemnify Lucent, on an after-tax basis, from and against any and all tax liabilities that may be imposed on Lucent as a result of the proposed Change in Avaya Stock Ownership, including, but not limited to, any tax imposed under Section 355(e) of the Code, which indemnification is acceptable to Lucent in its sole discretion and is supported with appropriate credit assurance, such as an escrow or a line of credit. Notwithstanding the foregoing, if a proposed Change in EN Stock Ownership is a result of negotiations, discussions or similar transactions that occurred at any time during the two-year period following the Distribution, then the preceding sentence shall apply to each such proposed Change in EN Stock Ownership during the three-year period following the Distribution.

                  (b) If Avaya notifies Lucent of a proposed agreement or plan under this Section 10.3, Avaya and Lucent shall reasonably cooperate to attempt to obtain the IRS ruling or opinion of counsel referred to in the preceding sentence, unless Lucent shall have waived the requirement to obtain such ruling or opinion.

                  (c) For all Changes in Avaya Stock Ownership occurring during the two-year period following the Distribution after which the Avaya Cumulative Ownership Change will not exceed 25 percent, Avaya agrees that within 30 days after entering into an agreement or adopting a plan to consummate such Change in Avaya Stock Ownership, it will notify Lucent of such agreement or plan and provide Lucent with complete details as to how the proposed Change in Avaya Stock Ownership will impact the Avaya Cumulative Ownership Change.

         10.4.    Compliance with Separation and Distribution Agreement

                  From and after the date hereof, Avaya agrees to comply with and abide by the provisions of the SDA Agreement applicable to Avaya, including, without limitation, Section

2.16 thereof.

                                   ARTICLE XI
                                   TERMINATION

                  This Agreement may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution Date by and in the sole discretion of Lucent without the approval of Avaya or the stockholders of Lucent. In the event of such termination, no party shall have any liability of any kind to any other party or any other Person. After the Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by the parties.


                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1.    Counterparts; Entire Agreement; Corporate Power

                  (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  (b) This Agreement, and the Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

                  (c) Lucent represents on behalf of itself and each other member of the Lucent Group and Avaya represents on behalf of itself and each other member of the Avaya Group as follows:

                           (i) each such Person has the requisite corporate or
other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and

                           (ii) this Agreement and each Ancillary Agreement to
which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

                  (d) Each party hereto acknowledges that it and each other party hereto is executing certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

                  (e) Notwithstanding any provision of this Agreement or any Ancillary Agreement, neither Lucent nor Avaya shall be required to take or omit to take any act that would violate its fiduciary duties to any minority stockholders of any non-wholly owned Subsidiary of Lucent or Avaya, as the case may be (it being understood that directors' qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned).

         12.2.    Governing Law

                  This Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

         12.3.    Assignability

                  Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

         12.4.    Third Party Beneficiaries

                  Except for the indemnification rights under this Agreement of any Lucent Indemnitee or Avaya Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

         12.5.    Notices

                  All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

                  If to Lucent, to:     Lucent Technologies Inc.
                                        600 Mountain Avenue
                                        Murray Hill, New Jersey 07974
                                        Attn: Chief Financial Officer

                  with a copy to:       Lucent Technologies Inc.
                                        600 Mountain Avenue
                                        Murray Hill, New Jersey 07974
                                        Attn: General Counsel

                  If to Avaya to:       Avaya Inc.
                                        211 Mount Airy Road
                                        Basking Ridge, New Jersey  07920
                                        Attn: Chief Financial Officer

                  with a copy to:       Avaya Inc..
                                        211 Mount Airy Road
                                        Basking Ridge, NJ 07920
                                        Attn: General Counsel

                  Any party may, by notice to the other party, change the address to which such notices are to be given.

         12.6.    Severability

                  If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

         12.7.    Force Majeure

                  No party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

         12.8.    Publicity

                  Prior to the Distribution, each of Lucent and Avaya shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Contribution, the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

         12.9.    Expenses

                  Except as otherwise provided herein, all third party fees, costs and expenses paid or incurred in connection with the Distribution will be paid by Avaya.

         12.10.   Headings

                  The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

         12.11.   Survival of Covenants

                  Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein, shall survive the Contribution and the Distribution and shall remain in full force and effect.

         12.12.   Waivers of Default

                  Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

         12.13.   Specific Performance

                  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

         12.14.   Amendments

                  No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.


         12.15.   Interpretation

                  Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to September 30, 2000, regardless of any amendment or restatement hereof.

                  IN WITNESS WHEREOF, the parties have caused this Contribution and Distribution Agreement to be executed by their duly authorized representatives.


                                                  LUCENT TECHNOLOGIES INC.



                                                  By:___________________________
                                                  Name:
                                                  Title:

                                                  AVAYA INC.


                                                  By:___________________________
                                                  Name:
                                                  Title: